As filed with the Securities and Exchange Commission on July 24, 2018.

Registration No. 333-[_______]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bitwise ETF Trust

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Bitwise Investment Advisers, LLC

300 Brannan Street, Suite 201

San Francisco, California 10013

800-778-7879

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bitwise Investment Advisers, LLC

300 Brannan Street, Suite 201

San Francisco, California 10013

800-778-7879

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

W. Thomas Conner, Esq.

Vedder Price P.C.

1633 Broadway, 31st Floor

New York, NY 10019

(212) 407-7715

Juan M. Arciniegas, Esq.

Vedder Price P.C.

222 N. LaSalle Street

Chicago, IL 60601

(312) 609-7655

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]		Accelerated filer [ ]
Non-accelerated filer [ ]	(Do not check if a smaller reporting company)	Smaller reporting company [X]
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Bitwise HOLD 10 Cryptocurrency Index Fund	1,000	$25	$25,000	$3.11

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Bitwise HOLD 10 Cryptocurrency Index Fund

The Bitwise HOLD 10 Cryptocurrency Index Fund (the “Fund”) is an exchange traded fund that issues shares that trade on [TBD] stock exchange (the “Exchange”). The Fund’s investment objective is for the shares to reflect the performance of the HOLD 10 Index (the “Index”), less the expenses of the Fund’s operations.

The Index is composed of a portfolio (the “Portfolio”) of broad-based cryptocurrencies (each, a “Portfolio Cryptocurrency” and collectively, “Portfolio Cryptocurrencies”). The Index was designed by Bitwise Index Services, LLC (the “Index Provider”). The Index is comprised of the ten largest cryptocurrencies in the world, based on and weighted by inflation-adjusted market capitalization. By holding a diversified portfolio of the world’s largest cryptocurrencies, the Index provides investors with exposure to the cryptocurrency market while minimizing investment-analysis and administrative costs.

The Fund is sponsored by Bitwise Investment Advisers, LLC (the “Sponsor”). The Sponsor manages the Fund’s investments. In seeking to track the Index, the Sponsor will invest the Fund’s assets in Portfolio Cryptocurrencies. The Sponsor may also invest some or all of the Fund’s assets in derivative financial instruments, including listed futures contracts based on the Portfolio Cryptocurrencies (“Futures Contracts”) and cleared and non-cleared swaps based on individual or multiple Portfolio Cryptocurrencies (“Cryptocurrency Swaps”). All assets will be held at the Fund’s custodian.

The Fund is an exchange traded fund. This means that most investors who decide to buy or sell shares of the Fund will place their trade orders through their brokers and may incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the shares. The shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under a ticker symbol to be announced prior to commencement of trading.

The Fund issues and redeems shares in blocks of 25,000 shares (a “Creation Basket”). Only Authorized Participants may purchase and redeem shares from the Fund and then only in Creation Baskets. An Authorized Participant is a financial firm that has entered into an Authorized Participant Agreement with the Trust and the Sponsor. The initial Authorized Participant is expected to be [Name of Initial Authorized Participant]. Shares of the Fund are offered to Authorized Participants in Creation Baskets at the Fund’s net asset value (“NAV”). Authorized Participants may then offer shares to the public at prices that depend on various factors, including the supply and demand for shares, the value of the Fund’s Portfolio Cryptocurrencies, and market conditions at the time of a transaction.

Investors who buy or sell shares during the day from their broker may do so at a premium or discount relative to the net asset value of the shares of the Fund. Premiums and discounts may be due to supply and demand forces at work in the secondary trading market for the Fund’s shares that may be closely related to, but not identical to, the same forces influencing the prices of the Portfolio Cryptocurrencies, Futures Contracts or Cryptocurrency Swaps in which the Fund invests. Investing in the Fund involves risks similar to those involved with an investment directly in the Portfolio Cryptocurrencies, Futures Contracts or Cryptocurrency Swaps and other significant risks. See “RISK FACTORS” beginning on page 3.

The Fund is a series of the Bitwise ETF Trust (the “Trust”), and the shares represent units of fractional undivided beneficial interest in and ownership of the Trust. The offering of the Fund’s shares is registered with the Securities and Exchange Commission (“SEC”) in accordance with the Securities Act of 1933 (the “1933 Act”). The offering is intended to be a continuous offering and is not expected to terminate until all of the registered shares have been sold or three years from the date of the original offering, whichever is earlier, unless extended as permitted under the rules under the 1933 Act, although the offering may be temporarily suspended if and when no suitable investments for the Fund are available or practicable. Neither the Fund nor the Trust is a mutual fund registered under the Investment Company Act of 1940 (“1940 Act”), and neither the Fund nor the Trust is subject to regulation under such Act.

AN INVESTMENT IN THE FUND MAY NOT BE SUITABLE FOR RETAIL INVESTORS. THE FUND WILL HOLD CRYPTOCURRENCIES AND THEREFORE MAY BE RISKIER THAN OTHER EXCHANGE TRADED PRODUCTS THAT DO NOT HOLD CRYPTOCURRENCIES OR INTERESTS RELATED TO CRYPTOCURRENCIES. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK AND YOU COULD LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 3.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Fund is a commodity pool and the Sponsor intends to be a commodity pool operator subject to regulation by the Commodity Futures Trading Commission (“CFTC”) and the National Futures Association (“NFA”) under the Commodity Exchange Act, as amended (“CEA”).

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

COMMODITY FUTURES TRADING COMMISSION
RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 28 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 28.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 3.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON- UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR.

IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL’S OBLIGATIONS OR THE POOL’S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

This Prospectus contains information you should consider when making an investment decision about the shares. You may rely on the information contained in this Prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The shares are not registered for public sale in any jurisdiction other than the United States.

Prospectus Summary

This is only a summary of the prospectus and, while it contains material information about the Fund and its shares, it does not contain or summarize all of the information about the Fund and the shares contained in this prospectus that is material and/or which may be important to you. You should read this entire prospectus before making an investment decision about the shares. For a glossary of defined terms, see Appendix A.

The Trust and the Fund

The Bitwise ETF Trust (the “Trust”) is a Delaware statutory trust. The Trust is a series trust formed pursuant to the Delaware Statutory Trust Act. The Bitwise HOLD 10 Cryptocurrency Index Fund (the “Fund”) is a series of the Trust and is a commodity pool that continuously issues common shares of beneficial interest that may be purchased and sold on the [TBD] stock exchange (the “Exchange”). The Trust and the Fund operate pursuant to the Trust’s Declaration of Trust and Trust Agreement (the “Trust Agreement”), dated as of [  ]. [Wilmington Trust Company], a Delaware trust company, is the Delaware trustee of the Trust. The Trust and the Fund are managed and controlled by Bitwise Investment Advisers, LLC (the “Sponsor”). The Sponsor is a corporation formed in the state of Delaware on June 4, 2018. The Sponsor intends to be registered as a commodity pool operator (“CPO”) with the Commodity Futures Trading Commission (“CFTC”) and become a member of the National Futures Association (“NFA”).

The Fund’s Investment Objective and Strategies

The Fund’s investment objective is for the shares to reflect the performance of the HOLD 10 Index (the “Index”), less the expenses of the Fund’s operations. The Index was designed by Bitwise Index Services, LLC (the “Index Provider”) to reflect a “basket” of broad-based cryptocurrencies. The Index is comprised of the ten global cryptocurrencies with the largest market capitalization. By holding a diversified portfolio of the world’s largest cryptocurrencies, the Index provides investors with exposure to the cryptocurrency market while minimizing investment-analysis and administrative costs.

The Sponsor manages the Fund’s investments. In seeking to track the Index, the Sponsor will invest the Fund’s assets in the cryptocurrency components of the Index. The Sponsor may also invest some or all of the Fund’s assets in derivative financial instruments, including listed futures contracts based on the Portfolio Cryptocurrencies (“Futures Contracts”) and cleared and non-cleared swap agreements based on individual or multiple Portfolio Cryptocurrencies (“Cryptocurrency Swaps”). All assets will be held at the Fund’s custodian.

The Index

The Index is composed of a portfolio (the “Portfolio”) of broad-based cryptocurrencies (each, a “Portfolio Cryptocurrency” and collectively, “Portfolio Cryptocurrencies”). The Index was designed by the Index Provider. The Index is comprised of the ten largest global cryptocurrencies, based on and weighted by inflation-adjusted market capitalization.

For purposes of assigning a weight to each Portfolio Cryptocurrency, the Index Provider calculates inflation-adjusted market capitalization using data from publicly-available cryptocurrency exchanges that, in the view of the Index Provider, are well-established and reputable. The market capitalization of a cryptocurrency is determined by multiplying its price by its circulating supply, with a five-year supply inflation adjustment applied to that supply. Each Portfolio Cryptocurrency is then assigned a weight corresponding to its inflation-adjusted market capitalization.

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The Index Provider has also developed additional eligibility criteria that it applies in selecting the Portfolio Cryptocurrencies that comprise the Index. One such criterion is that a cryptocurrency must be traded at two or more public exchanges that the Index Provider believes are reputable, with volume existing on at least two of these exchanges considered by the Index Provider to be material. In this regard, public exchanges used for calculating the Index are selected by the Index Provider based on factors such as trading volume, the availability and reliability of real-time price and trade volume, compliance with local regulations, and the absence of abnormal withdrawal restrictions of crypto and/or fiat currencies. Additional criteria for selecting eligible cryptocurrencies are that trading volume of the cryptocurrency must exceed a minimum threshold relative to its inflation-adjusted market capitalization, and the price of the cryptocurrency must float based on the market for such cryptocurrency and not be pegged to another asset or currency.

Principal Investment Risks of an Investment in the Fund

An investment in the Fund involves risks. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 3.

Risks Associated with Cryptocurrencies

Cryptocurrency is an emerging asset class. The market prices of Bitcoin, Ether, and certain other broad-based cryptocurrencies have been subject to extreme fluctuations and recently have appreciated rapidly. If cryptocurrency markets continue to be subject to sharp fluctuations, investors may experience losses as the value of the Fund’s investments decline. Similar to fiat currencies (i.e., a currency that is backed by a central bank or a national, supra-national or quasi-national organization), cryptocurrencies are susceptible to theft, loss and destruction. Cryptocurrency exchanges and other trading venues on which cryptocurrencies trade are relatively new and, in most cases, largely unregulated and may therefore be more exposed to fraud and failure than established, regulated exchanges for securities, derivatives and other currencies. Despite efforts to ensure accurate pricing, the Fund, and the price of cryptocurrencies generally, remains subject to volatility experienced by the cryptocurrency exchanges and other cryptocurrency trading venues. Such volatility can adversely affect an investment in the Fund.

Risks Associated with the Index

The Index is a new index and has a limited history and the methodology for determining the Index established by the Index Provider is relatively new and untested. The failure of one or more of the assumptions built into the Index methodology could have an adverse effect on the Fund and on the value of an investment in the Fund. Indexes are unmanaged and it is not possible to invest directly in an index. In addition, the performance of the Fund and the Index may diverge due to factors such as imperfect correlation between the Fund’s investments and components of the Index, regulatory restrictions, high portfolio turnover rate, rounding of prices and timing differences associated with additions to and deletions from the Index.

Risks Associated with Investing in the Fund

Investors may choose to use the Fund as means of investing indirectly in cryptocurrencies. As noted, there are significant risks and hazards inherent in the cryptocurrency industry that may cause the price of cryptocurrencies to widely fluctuate. An investment in the Fund is suitable only for certain sophisticated investors for whom such investment does not constitute a complete investment program and that fully understand, are willing to assume, and have the financial resources necessary to withstand, the risks involved in the Fund’s investment strategy, and that can bear the potential loss of their entire investment in the Fund. There is no assurance as to whether the Fund will be profitable or meet its expenses and liabilities. Any investment made in the Fund may result in a total loss of the investment.

The Fund may invest in Futures Contracts and Cryptocurrency Swaps. Cryptocurrency Swaps are negotiated “over-the-counter” (“OTC”) contracts that are not as liquid as futures contracts and expose the Fund to credit risk that its counterparty to the contract may not be able to satisfy its obligations to the Fund.

Breakeven Amount

The Fund will be profitable only if returns from the Fund’s investments exceed its “breakeven amount.” The estimated breakeven amount represents the estimated amount of trading income that the Fund would need to achieve during one year to offset the Fund’s estimated fees, costs and expenses, net of any interest income earned by the Fund on its investments.

[To be provided by subsequent amendment.]

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Risk Factors

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, as well as information found in documents incorporated by reference in this prospectus, before you decide to purchase any shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future.

Overview of the Cryptocurrency Industry

Cryptocurrencies are cryptographically secured digital bearer instruments. Although in the early stages of development and acceptance, cryptocurrencies have the potential to challenge and disrupt many areas of the market, including traditional systems of currency, payments, previsioning and value transfer, among other applications.

The first cryptocurrency, Bitcoin, was created in 2009 by pseudonymous developer Satoshi Nakamoto. In the ensuing years, the number of cryptocurrencies, market participants and companies in the space has increased dramatically. Well-known cryptocurrencies include Bitcoin, Ethereum, Ripple, Bitcoin Cash, Litecoin and Dash. The category and protocols are still being defined and evolving.

The years 2017 and 2018 has been a noteworthy year for cryptocurrency because of both growth and fragmentation. On January 1, 2017, the aggregate market capitalization for cryptocurrencies was around $18 billion with daily trade volumes around $155 million. By June 1, 2018, the cryptocurrency market capitalization was around $300 billion with daily trade volumes around $12 billion. At the same time as this growth has occurred, there has been fragmentation in the cryptocurrency industry. As of June 1, 2018, there were over 1,500 digital currencies. Many are competing to best serve specific use cases, while others are attempting to focus on completely new applications. Prior to 2017, Bitcoin had always been around 85% or more of the total market capitalization of all cryptocurrencies. By mid-2017, Bitcoin dropped to around 50% as other cryptocurrencies grew.

Cryptocurrency is still a small asset class. It is an immature space with standards, best practices, track records, market volumes, and institutions still being developed.

Risks Associated with Cryptocurrencies

Cryptocurrency regulation is in its infancy and future regulatory change is unpredictable.

As cryptocurrencies have grown in popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies have begun to develop regulations governing the cryptocurrency industry. Regulators are concerned that such a large unregulated person to person global economy could potentially enable criminals to evade taxes and launder money. To the extent that future regulatory actions or policies limit the ability to exchange cryptocurrencies or utilize them for payments, the demand for cryptocurrencies will be reduced. Furthermore, regulatory actions may limit the ability of end-users to convert cryptocurrencies into fiat currency (e.g., USD) or use cryptocurrencies to pay for goods and services. Such regulatory actions or policies would result in a reduction of demand, and in turn, a decline in the underlying cryptocurrency unit prices.

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Various foreign jurisdictions may, in the near future, adopt laws, regulations or directives that affect cryptocurrencies, and their users. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of cryptocurrencies by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the cryptocurrency economy in the European Union, China, Japan, Russia and the United States and globally, or otherwise negatively affect the value of cryptocurrencies. For example, on October 10, 2017, Russia’s President Vladimir Putin denounced cryptocurrency as risky and used by criminals, and Russia’s central bank stated that it would support regulation of cryptocurrencies. South Korea announced the ban of all initial coin offerings on October 2, 2017, citing consumer fraud as one reason. On September 4, 2017, China’s central bank banned initial coin offerings and subsequently, banned all cryptocurrency exchanges from operating within the country.

The effect of any future regulatory change on the Fund or cryptocurrencies in general is impossible to predict, but such change could be substantial and adverse to the Fund and the value of the Fund’s investments in cryptocurrencies.

The cryptocurrency market could be in a bubble.

The market prices of Bitcoin, Ether, and certain other broad-based cryptocurrencies have been subject to extreme fluctuations and recently have appreciated rapidly. While there has also been recent depreciation, some market participants believe that there continues to be a cryptocurrency speculative bubble that could burst, leading to a dramatic fall in prices. If such a collapse occurs, the NAV of the Fund would fall accordingly and the resultant loss of confidence could lead to a lack of interest in and eventual demise of the Fund.

Cryptocurrencies are subject to volatile price fluctuations.

Prices of cryptocurrencies have fluctuated widely for a variety of reasons, including uncertainties in government regulation, and may continue to experience significant price fluctuations. Several factors may affect the price of cryptocurrencies, including: total cryptocurrencies in existence; global cryptocurrency supply and demand; investors’ expectations with respect to the rate of inflation of fiat currencies; currency exchange rates; interest rates; fiat currency withdrawal and deposit policies of cryptocurrency exchanges and liquidity of such exchanges; interruptions in service from or failure of major cryptocurrency exchanges; cyber theft of cryptocurrencies from online cryptocurrency wallet providers, or news of such theft from such providers, or theft from individual cryptocurrency wallets; investment and trading activities of hedge funds and other large cryptocurrency investors; monetary policies of governments, trade restrictions, currency devaluations and revaluations; regulatory measures, if any, that restrict or facilitate the ability to buy, sell or hold cryptocurrencies or use cryptocurrencies as a form of payment; availability and popularity of businesses that provide cryptocurrency-related services; maintenance and development of the open-source software protocol of the cryptocurrency network; increased competition from other forms of cryptocurrency or payments services; and global or regional political, economic or financial events and uncertainty.

If cryptocurrency markets continue to be subject to sharp fluctuations, investors may experience losses as the value of the Fund’s investments decline. Even if investors are able to hold their interests in the Fund for the long-term, their interests may never generate a profit, since cryptocurrency markets have historically experienced extended periods of flat or declining prices, in addition to sharp fluctuations. In addition, investors should be aware that there is no assurance that cryptocurrencies will maintain their long-term value in terms of future purchasing power.

Cryptocurrencies can be subject to permanent loss due to unsecure local storage sites, malware and data loss.

Similar to fiat currencies, cryptocurrencies are susceptible to theft, loss and destruction. Destruction of the physical media housing a cryptocurrency can result in a total and permanent loss of the cryptocurrency from the market. While traditional financial products have strong consumer protections, there is no intermediary that can limit consumer loss in connection with cryptocurrencies.

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The value of cryptocurrencies may be subject to momentum pricing and therefore, corresponding valuations may not be accurate reflections of value.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, is based heavily on anticipated future appreciation in value. The market price of a cryptocurrency is determined primarily using data from various currency exchanges, over-the-counter markets, and derivative platforms. Momentum pricing of cryptocurrencies has resulted, and may continue to result, in speculation regarding future appreciation in the value of cryptocurrencies, inflating and making more volatile the price of such cryptocurrencies. Cryptocurrencies that lead the market are subject to even more speculation. Generally, the Fund tracks the HOLD 10 Index and therefore largely invests in the top 10 cryptocurrencies in the cryptocurrency market and therefore is susceptible to increased price fluctuations in part from momentum pricing.

The value of the Fund’s cryptocurrencies are dependent, directly or indirectly, on prices established by cryptocurrency exchanges and other cryptocurrency trading venues, which are new and, in most cases, largely unregulated.

Cryptocurrency exchanges and other trading venues on which cryptocurrencies trade are relatively new and, in most cases, largely unregulated and may therefore be more exposed to fraud and failure than established, regulated exchanges for securities, derivatives and other currencies. Much of the daily trading volume of cryptocurrencies is conducted on exchanges located outside of the United States where there may be little to no regulation governing trading, and where such exchanges are not subject to standardized and generally accepted audit and accounting procedures. Such exchanges may engage in practices that may have a significant impact on cryptocurrency pricing, such as front-running, “wash” trades and trading with insufficient funds. To the extent that the cryptocurrency exchanges or other cryptocurrency trading venues are involved in fraud or experience security failures or other operational issues, this could result in a reduction in the cryptocurrency market prices and adversely affect an investment in the Fund. For example, the SEC, in March 2017, stated that cryptocurrency exchanges currently lack the ability to enter into surveillance-sharing agreements with significant, regulated markets for trading in cryptocurrencies thereby lacking the ability to detect and deter price manipulation.

During the past few years, a number of cryptocurrency exchanges have been closed due to fraud, business failure or security breaches. In many of these instances, the customers of the closed cryptocurrency exchanges were not compensated or made whole for the partial or complete losses of their account balances in such cryptocurrency exchanges.

Cryptocurrency prices on public cryptocurrency exchanges have been volatile and subject to influence by many factors, including the levels of liquidity on the exchanges specifically and on the cryptocurrency exchange market generally. Even the largest exchanges have been subject to operational interruption (e.g., thefts of cryptocurrencies from operational or “hot” wallets, suspension of trading on exchanges due to distributed denial of service attacks by hackers and/or malware and bankruptcy proceedings or cessation of services by exchanges), limiting the liquidity of cryptocurrencies on the affected cryptocurrency exchange and resulting in volatile prices and a reduction in confidence in the cryptocurrency exchange market generally. The price of cryptocurrencies on public exchanges may also be impacted by policies on or interruptions in the deposit or withdrawal of fiat currency into or out of larger cryptocurrency exchanges in connection with the corresponding purchases or sales of cryptocurrencies.

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On large cryptocurrency exchanges, users may buy or sell cryptocurrencies for fiat currency or transfer cryptocurrencies to other wallets. Operational limits (including regulatory, exchange policy or technical or operational limits) on the size or settlement speed of fiat currency deposits by users into cryptocurrency exchanges may (1) reduce demand on such exchanges, resulting in a reduction in the cryptocurrency price on such exchange or (2) reduce supply on such exchanges, potentially resulting in a temporary increase in the cryptocurrency price on such exchange during the existence of such operational limits. To the extent that fees for the transfer of cryptocurrencies either directly or indirectly occur between cryptocurrency exchanges, the impact on cryptocurrency prices of operation limits on fiat currency deposits and withdrawals may be reduced by “exchange shopping” among cryptocurrency exchange users. For example, a delay in U.S. dollar withdrawals on one site may temporarily increase the price on such site by reducing supply (i.e., sellers transferring cryptocurrencies to another exchange without operational limits in order to settle sales more rapidly), but the resulting increase in price will also reduce demand because bidders on cryptocurrencies will follow increased supply on other cryptocurrency exchanges not experiencing operational limits. To the extent that users are able or willing to utilize or arbitrage prices between more than one cryptocurrency exchange, exchange shopping may mitigate the short-term impact on and volatility of cryptocurrency prices due to operational limits on the deposit or withdrawal of fiat currency into or out of larger cryptocurrency exchanges.

These risks also apply to other cryptocurrency trading venues, including over-the-counter markets and derivatives platforms, which may be used by public cryptocurrency exchanges and therefore by the Sponsor in calculating the net asset value of the Fund.

The Fund is designed to have limited exposure to individual trading venue interruptions by using multiple data sources and liquidity providers. However, despite efforts to ensure accurate pricing, the Fund, and the price of cryptocurrencies generally, remains subject to volatility experienced by the cryptocurrency exchanges and other cryptocurrency trading venues. Such volatility can adversely affect an investment in the Fund. The value of cryptocurrencies is also dependent on the availability of exchanges on which to buy and sell such assets. If exchanges for cryptocurrencies became increasingly sparse, then there would be a material adverse impact on the value of cryptocurrencies and an investment in the Fund.

Instability in the cryptocurrency exchange market and the closure or temporary shutdown of cryptocurrency exchanges due to fraud, business failure, hackers, malware, or government-mandated regulation may reduce confidence in the cryptocurrency exchange market and result in greater volatility in cryptocurrency prices. Since the HOLD 10 Index uses cryptocurrency prices published on public cryptocurrency exchanges, the failure, closure, or manipulation of such exchanges could adversely affect an investment in the Fund which relies on the HOLD 10 Index for its investment strategy.

The impact of geopolitical events on the supply and demand for cryptocurrencies is uncertain.

As an alternative to fiat currencies that are backed by central governments, digital assets such as cryptocurrencies, which are relatively new, are subject to supply and demand forces based in part on the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of cryptocurrencies either globally or locally. Large-scale sales of cryptocurrencies would result in a reduction in the value of cryptocurrencies and adversely affect an investment in the Fund.

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The Fund may not have adequate sources of recovery if its cryptocurrencies are lost, stolen or destroyed.

If the Fund’s cryptocurrencies are lost, stolen or destroyed under circumstances rendering a party liable to the Fund, the responsible party may not have the financial resources sufficient to satisfy the Fund’s claim.

Risks Associated with the Index

The Index has a limited history.

The Index is a relatively new index and has a limited history. The Index Provider has substantial discretion at any time to change the methodology used to calculate the Index and guidelines used to select public exchanges from which cryptocurrency trading data is sourced for inclusion in the Index. The Index Provider does not have any obligation to take the needs of the Fund, the Fund’s investors, or anyone else into consideration in connection with such changes. There is no guarantee that the methodology currently used in calculating and balancing the Index will appropriately track the price of cryptocurrencies comprising the Index in the future.

The Index is based on various inputs which may include price data from various third-party exchanges and markets. The Index Provider does not guarantee the validity of any of these inputs, which may be subject to technological error, manipulative activity, or fraudulent reporting from their initial source. The Index could be calculated now or in the future in a way that adversely affects an investment in the Fund.

The Index is based on a new and untested calculation methodology.

The methodology for determining the Index established by the Index Provider is relatively new and untested. Such methodology is based on a flexible set of rules that were designed by the Index Provider. Certain assumptions included in the methodology may be flawed and may adversely impact the Index’s ability to accurately establish or maintain the Index of the largest global cryptocurrencies. The failure of one or more of the assumptions built into the Index methodology could have an adverse effect on the Fund and on the value of an investment in the Fund.

The development and commercialization of the Index is subject to competitive pressures.

The Fund and the Sponsor face competition with respect to the creation and maintenance of a competing cryptocurrency index fund. Much of the information used to construct and maintain the Index is within the public domain. Competitors could develop a similar, competing cryptocurrency index or fund. The Index Provider’s competitors may have greater financial, technical and human resources than the Index Provider has and expertise in fund operation and management. These competitors may also compete with the Index Provider in recruiting and retaining qualified personnel. Smaller or early stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. Accordingly, the Index Provider’s competitors may commercialize an index involving cryptocurrencies more rapidly or effectively than the Index Provider is able to, which could adversely affect the Index Provider’s competitive position, the likelihood that the Index will achieve initial market acceptance and the Index Provider’s ability to generate meaningful revenues from the Fund.

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The Fund will not track the Index exactly.

Indexes are unmanaged and it is not possible to invest directly in an index. The Fund will invest its assets to closely track the Index but will not be able to or may not desire to track the Index exactly. In certain instances, the Sponsor, in its sole discretion, may choose to invest the Fund’s assets differently from those comprising the Index. The Fund will have losses, liabilities and expenses that will offset its income and gains and therefore the Fund’s performance may be below the Index’s performance. In addition, the performance of the Fund and the Index may vary somewhat due to other factors such as imperfect correlation between the Fund’s investments and Index composition, regulatory restrictions, high portfolio turnover rate, rounding of prices and timing differences associated with additions to and deletions from the Index. The Fund may have slightly different goals than the Index. For example, for ease of regulatory or tax compliance and other reasons, the Fund may intend to avoid or limit investing in cryptocurrencies that constitute “securities” under U.S. securities laws, while the Index has no such restriction in its methodology.

Risk Associated with Investing in the Fund

The Fund is a passive investment vehicle.

Generally, the Sponsor will not actively manage the cryptocurrencies held by the Fund. Instead, the Fund will hold investments that track the Index, regardless of the current or projected performance of the Index or of the actual cryptocurrencies included in the Index. This is different from an actively managed fund, which would seek to outperform a benchmark index; it means that the Fund’s net asset value may be adversely affected by losses that, if the Fund had been actively managed, might have been possible to avoid. The Sponsor will not sell cryptocurrencies at times when their price is high or acquire cryptocurrencies at low prices in the expectation of future price increases, or take any other action that may be available to cryptocurrency investors to attempt to reduce the risk of losses resulting from cryptocurrency price decreases and conversely, maximize gains resulting from cryptocurrency prices increases. Any losses sustained by the Fund will adversely affect an investment in the Fund.

The Fund is subject to risks due to its concentration of investments in a single asset class.

Unlike other funds that may invest in diversified assets, the Fund’s investment strategy is concentrated in a single asset class: broad-based cryptocurrencies. This concentration maximizes the degree of the Fund’s exposure to a variety of market risks associated with cryptocurrencies. By concentrating its investment strategy solely in cryptocurrencies, any losses suffered as a result of a decrease in the value of cryptocurrencies, can be expected to reduce the value of an interest in the Fund and will not be offset by other gains if the Fund were to invest in underlying assets that were diversified.

The lack of active trading markets for the shares of the Fund may result in losses on investors’ investments at the time of disposition of shares.

Although shares of the Fund are expected to be publicly listed and traded on an exchange, there can be no guarantee that an active trading market for the Fund will develop or be maintained. If investors need to sell their shares at a time when no active market for them exists, the price investors receive for their shares, assuming that investors are able to sell them, likely will be lower than the price that investors would receive if an active market did exist.

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Possible illiquid markets may exacerbate losses.

The Fund may not always be able to buy and sell portfolio investments at the desired price. Cryptocurrencies are a new asset with a very limited trading history. Therefore, the markets for these instruments may be less liquid and more volatile than other markets for more established products, such as futures contracts for traditional physical commodities. It may be difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption can also make it more difficult to liquidate a position or find a suitable counterparty at a reasonable cost.

Market illiquidity may cause losses for the Fund. The large size of the positions that the Fund may acquire will increase the risk of illiquidity by both making the positions more difficult to liquidate and increasing the losses incurred while trying to do so. Any type of disruption or illiquidity will potentially be exacerbated due to the fact that the Fund will typically invest in Portfolio Cryptocurrencies related to the Index, which is highly concentrated.

Several factors may affect the Fund’s ability to achieve its investment objective on a consistent basis.

There is no guarantee that the Fund will meet its investment objectives. Factors that may affect the Fund’s ability to meet its investment objective include: (1) the Sponsor’s ability to purchase and sell Portfolio Cryptocurrencies in a manner that correlates to the Fund’s investment objective; (2) an imperfect correlation between the performance of the Futures Contracts and any Cryptocurrency Swaps actually held by the Fund and the performance of the Index; (3) bid-ask spreads on Portfolio Cryptocurrencies held by the Fund; (4) fees, expenses, transaction costs, and financing costs associated with the use of the Portfolio Cryptocurrencies held by the Fund; (5) holding Portfolio Cryptocurrencies traded in a market that has become illiquid or disrupted; (6) the Fund’s share prices being rounded to the nearest cent and/or valuation methodologies; (7) the need to conform the Fund’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (8) early or unanticipated closings of the markets on which Portfolio Cryptocurrencies trade, resulting in the inability of the Fund to execute intended portfolio transactions; (9) accounting standards; and (10) although the Sponsor employs an active rolling methodology for its Futures Contracts positions that attempts to minimize any loses and to maximize any benefits from the rolling process, there can be no assurance that this outcome will occur and it is expected that such related activities will increase potential differences between the performance of the Fund and the performance of the Futures Contracts.

The value of the shares of the Fund relates directly to the value of, and realized profit or loss from, the Portfolio Cryptocurrencies held by the Fund. Fluctuations in the price of the Portfolio Cryptocurrencies could materially adversely affect an investment in the Fund.

Several factors may affect the price and/or liquidity of the Portfolio Cryptocurrencies held by the Fund, including, but not limited to: changes in the open-source software protocol of any relevant cryptocurrency network (e.g., a “fork”) that impacts the price (or expected future price) of the associated cryptocurrency; the level of contango or backwardation in the Futures Contracts market (discussed below); government and quasi-government regulation of cryptocurrencies and their use, or restrictions on or regulations of access to and operation of any relevant cryptocurrency network; continued worldwide growth in the adoption and use of cryptocurrencies; and general economic conditions and the regulatory environment relating to cryptocurrencies. These factors interrelate in complex ways, and the effect of one factor on the market value of the Fund may offset or enhance the effect of another factor.

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Risks Associated with Cryptocurrency Futures

Potential negative impact from rolling futures positions.

The Fund may invest in Futures Contracts. The contractual obligations of a buyer or seller holding a futures contract to expiration may be satisfied by settling in cash as designated in the contract specifications. Alternatively, futures contracts may be closed out prior to expiration by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of settlement. Once this date is reached, the futures contract “expires.” As the Futures Contracts held by the Fund nears expiration, they are generally closed out and replaced by contracts with a later expiration. This process is referred to as “rolling.” The Fund does not intend to hold Futures Contracts through expiration, but instead to “roll” their respective positions. Accordingly, the Fund is subjects to risks related to rolling.

Specifically, when the market for certain futures contracts is such that the prices are higher in the more distant delivery months than in the nearer delivery months, the sale during the course of the “rolling process” of the more nearby Futures Contracts would take place at a price that is lower than the price of the more distant Futures Contracts. This pattern of higher futures prices for longer expiration Futures Contracts is often referred to as “contango,” and will generally cause the Fund to sustain losses because it must enter into more expensive future contracts to replace expiring contracts with lower prices. Alternatively, when the market for certain Futures Contracts is such that the prices are higher in the nearer months than in the more distant months, the sale during the course of the “rolling process” of the more nearby Futures Contracts would take place at a price that is higher than the price of the more distant Futures Contracts. This pattern of higher future prices for shorter expiration Futures Contracts is referred to as “backwardation.”

There have been extended periods in which contango or backwardation has existed in certain futures markets in general (the market for cryptocurrency futures is in its infancy). Such periods could occur in the future for Futures Contracts and may cause significant and sustained losses in the case of periods of contango.

Daily percentage changes in the price of the Futures Contract may not correlate with daily percentage changes in the spot price of the corresponding cryptocurrency.

The correlation between changes in prices of a Futures Contract and the spot price of the corresponding cryptocurrency may at times be only approximate. The degree of imperfection of correlation depends upon circumstances such as variations in the speculative cryptocurrencies market, supply of and demand for Futures Contracts and Cryptocurrency Swaps, and technical influences in futures trading.

The final settlement price for Futures Contracts could be subject to price manipulation and fraud, which could raise concerns about the Futures Contracts and further limit their usage.

The final settlement price for Futures Contracts traded on the CFE and CME is determined in reference to bitcoin price determined on bitcoin exchanges. The CFE and CME have implemented controls around the determination of the final settlement price either by aggregating prices across multiple bitcoin exchanges or by limiting the potential divergence between the price used and the average price observed on multiple bitcoin exchanges.

However, these controls rely on the ability of the selected bitcoin exchanges to provide a reliable price for bitcoin. The absence of regulation on most bitcoin exchanges increases the risk of price manipulation and fraud, that would result in the final settlement price being an inaccurate representation of the actual price of bitcoin at that time. That could raise concerns about the Futures Contracts providing exposure to the actual price of bitcoin. Such concerns could negatively impact the acceptance of Futures Contracts among market participants and could result in limited trading activity. As a consequence, that could limit the ability of the Authorized Participants to support the liquidity in the Funds.

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Risks Associated with Cryptocurrency Swaps

The Fund may be subject to counterparty risks.

The Fund may invest in swap agreements. The Fund could at times have 100% exposure to swap agreements.

The Fund will be subject to credit risk with respect to the counterparties to the swap agreements (whether a clearing corporation in the case of cleared instruments or another third party in the case of OTC uncleared instruments). Unlike the case with futures contracts, the counterparty to uncleared swap agreements is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, the Fund will be subject to increased credit risk with respect to the amount it expects to receive from counterparties to uncleared swaps entered into as part of the Fund’s principal investment strategy.

The Fund typically expects to enter into transactions only with major, global financial institutions. However, if a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the Fund could suffer significant losses on these contracts and the value of an investor’s investment in the Fund may decline. The Fund will seek to mitigate these risks by generally requiring that the counterparties agree to post collateral for the benefit of the Fund, marked to market daily, subject to certain minimum thresholds; however there are no limitations on the percentage of the assets the Fund may invest in swap agreements with a particular counterparty. To the extent any such collateral is insufficient or there are delays in accessing the collateral, the Fund will be exposed to counterparty risk as described above, including possible delays in recovering amounts as a result of bankruptcy proceedings.

Valuing OTC derivatives may be less certain than actively traded financial instruments.

In general, valuing OTC derivatives is less certain than valuing actively traded financial instruments such as exchange traded futures contracts and securities or cleared swaps because the price and terms on which such OTC derivatives are entered into or can be terminated are individually negotiated, and those prices and terms may not reflect the best price or terms available from other sources. In addition, while market makers and dealers generally quote indicative prices or terms for entering into or terminating OTC contracts, they typically are not contractually obligated to do so, particularly if they are not a party to the transaction. As a result, it may be difficult to obtain an independent value for an outstanding OTC derivatives transaction.

Regulatory Risk

U.S. Federal Regulations

On May 7, 2014 the SEC published an investor alert that highlighted fraud and other concerns relating to certain investment programs denominated in bitcoin and fraudulent and unregistered investment schemes targeted at participants in online bitcoin forums. On July 25, 2017, the SEC issued a Report of Investigation (“Report”) which concluded that under certain circumstances digital assets or tokens issued for the purpose of raising funds may involve the issuance of securities within the meaning of the federal securities laws. The Report emphasized that whether a digital asset is a security is based on the particular facts and circumstances, including the economic realities of the transactions. The SEC continues to take action against persons or entities misusing bitcoin in connection with fraudulent schemes (i.e., Ponzi schemes), inaccurate and inadequate publicly disseminated information, and the offering of unregistered securities.

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On September 17, 2015, the CFTC provided additional clarity regarding the regulatory treatment of bitcoin in the Coinflip civil enforcement case. The CFTC determined that bitcoin and other cryptocurrencies are subject to regulations as commodities under the CEA. Based on this determination, the CFTC has applied certain CEA provisions and CFTC regulations bitcoin derivatives trading platforms. Also of significance,

●	The CFTC took the position that bitcoin is not encompassed by the definition of currency under the CEA and CFTC regulations. In this regard, the CFTC defined bitcoin and other “virtual currencies” as “a digital representation of value that functions as a medium of exchange, a unit of account, and/or a store of value, but does not have legal tender status in any jurisdiction. Bitcoin and other cryptocurrencies are distinct from ‘real’ currencies, which are the coin and paper money of the United States or another country that are designated as legal tender, circulate, and are customarily used and accepted as a medium of exchange in the country of issuance.”

●	On July 6, 2017, the CFTC granted LedgerX, LLC an order of registration as a Swap Execution Facility for cryptocurrencies and on July 24, 2017, the CFTC approved Ledger X, LLC as the first derivatives clearing organization for cryptocurrency. On September 21, 2017, the CFTC filed a civil enforcement action in federal court against a New York corporation and its principal, charging them with fraud, misappropriation, and issuing false account statements in connection with a Ponzi scheme involving investments in bitcoin, which the CFTC asserted is a commodity subject to its jurisdiction.

●	On October 17, 2017, the CFTC’s LabCFTC office issued “A CFTC Primer on Virtual Currencies” (“Primer”). As noted in the Primer, the CFTC staff does not claim general jurisdiction over “spot” or cash-market exchanges and transactions involving virtual currencies that do not utilize margin, leverage or financing. The CFTC staff does, however, claim jurisdiction over instances of fraud or manipulation involving virtual currencies, even in the case of spot or cash-market exchanges and transactions involving virtual currencies that do not utilize margin, leverage or financing.

●	On December 1, 2017, the CFTC approved the self-certification of binary bitcoin options for the Cantor Exchange and exchange-traded bitcoin futures contracts for the Chicago Mercantile Exchange Inc. and CBOE Futures Exchange.

●	On December 15, 2017, the CFTC issued a proposed interpretation of the “actual delivery” requirements with respect to virtual currencies under the CEA. In this regard, Section 2(c)(2)(D) of the CEA provides the CFTC with direct oversight authority over “retail commodity transactions” – defined as agreements, contracts or transactions in any commodity that are entered into with, or offered to retail market participants on a leveraged or margined basis, or financed by the offeror, the counterparty or a person acting in concert with the offeror or counterparty on a similar basis.

Such a transaction is subject to the CEA “as if” it were a commodity future. The statute contains an exception for contracts of sale that result in “actual delivery” within 28 days from the date of the transaction. The proposed interpretation establishes two primary factors necessary to demonstrate “actual delivery” of retail commodity transactions in virtual currency: (1) a customer having the ability to: (i) take possession and control of the entire quantity of the commodity, whether it was purchased on margin, or using leverage, or any other financing arrangement, and (ii) use it freely in commerce (both within and away from any particular platform) no later than 28 days from the date of the transaction; and (2) the offeror and counterparty seller (including any of their respective affiliates or other persons acting in concert with the offeror or counterparty seller on a similar basis) not retaining any interest in or control over any of the commodity purchased on margin, leverage, or other financing arrangement at the expiration of 28 days from the date of the transaction.

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On March 18, 2013, the Financial Crimes Enforcement Network (“FinCEN”) a bureau of the US Department of the Treasury, issued interpretive guidance relating to the application of the Bank Secrecy Act to distributing, exchanging and transmitting “virtual currencies.” More specifically, it determined that a user of cryptocurrencies (such as bitcoin) for its own account will not be considered a money service business (“MSB”) or be required to register, report and perform recordkeeping; however, an administrator or exchanger of cryptocurrency must be a registered money services business under FinCEN’s money transmitter regulations. As a result, bitcoin exchanges that deal with U.S. residents or otherwise fall under U.S. jurisdiction are required to obtain licenses and comply with FinCEN regulations. FinCEN released additional guidance clarifying that, under the facts presented, miners acting solely for their own benefit, software developers, hardware manufacturers, escrow service providers and investors in bitcoin would not be required to register with FinCEN on the basis of such activity alone, but that bitcoin exchanges, certain types of payment processors and convertible cryptocurrency administrators would likely be required to register with FinCEN on the basis of the activities described in the October 2014 and August 2015 letters. FinCEN has also taken significant enforcement steps against companies alleged to have violated its regulations, including the assessment in July 2017 of a civil money penalty in excess of $110 million against BTC-e for alleged willful violation of U.S. anti-money laundering laws.

U.S. State Regulations

In June 2015, the New York Department of Financial Services (the “NYDFS”) finalized a rule that requires most businesses involved in cryptocurrency business activity in or involving New York, excluding merchants and consumers, to apply for a license (“BitLicense”) from the NYDFS and to comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to the BitLicense in New York, firms can apply for a charter to become limited purpose trust companies qualified to engage in cryptocurrency business activity. Other states have considered regimes similar to the BitLicense, or have required digital currency businesses to register with their states as money transmitters, such as Washington and Georgia, which results in cryptocurrency businesses being subject to requirements similar to those of NYDFS’ BitLicense regime.

Certain state regulators, such as the Texas Department of Banking, Kansas Office of the State Bank Commissioner and the Illinois Department of Financial and Professional Regulation, have found that mere transmission of bitcoin, without activities involving transmission of fiat currency, does not constitute money transmission requiring licensure. The North Carolina Commissioner of Banks has issued guidance providing that North Carolina’s money transmission regulations only apply to the transmission of cryptocurrency and not its use. In June 2014, the State of California adopted legislation that would formally repeal laws that could be interpreted as making illegal the use of bitcoin or other cryptocurrencies as a means of payment. In July 2017, Delaware amended its General Corporation Law to provide for the creation maintenance of certain required records by blockchain technology and permit its use for electronic transmission of stockholder communications.

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Proposed Uniform Legal Frameworks

On September 15, 2015, the Conference of State Bank Supervisors finalized their proposed model regulatory a framework for state regulation of participants in “virtual currency activities.” The Conference of State Bank Supervisors proposed a framework that is a non-binding model and that would have to be independently adopted, in sum or in part, by state legislatures or regulators on a case-by-case basis. In July 2017, the Uniform Law Commission (the “ULC”), a private body of lawyers and legal academics from the several U.S. states, voted to finalize and approve a uniform model state law for the regulation of cryptocurrency businesses, including bitcoin (the “Uniform Virtual Currency Act”). Having been approved by the ULC, the Uniform Virtual Currency Act now goes to each of the U.S. states and territories for their consideration and would have to be independently adopted, in sum or in part, by state legislatures or regulators on a case-by-case basis.

Non-U.S. Regulation

The global regulatory landscape for cryptocurrencies has been inconsistent and continues to evolve. Some countries have taken an accommodating approach to the regulation of cryptocurrencies, while others have banned their use. There are various accommodative approaches a country may take. Sweden and Australia treat bitcoin as a currency, while Canada and Taiwan have labeled bitcoin as a digital or virtual currency, distinct from fiat currency. Norway categorizes bitcoin as a form of virtual asset or commodity. The United Kingdom treats bitcoin as private money and determined that the value added tax will not apply to bitcoin sales, but it can be charged on the commission instead. In April 2017, legislation took effect in Japan that treats bitcoin and other cryptocurrencies as included in the definition of currency. In July 2016, the European Commission released a draft directive that proposed applying counter-terrorism and anti-money laundering regulations to cryptocurrencies, and, in September 2016, the European Banking authority advised the European Commission to institute new regulation specific to virtual currencies, with amendments to existing regulation as a stopgap measure. Regulatory bodies in some countries such as India and Switzerland have declined to exercise regulatory authority when afforded the opportunity.

Other countries have not been as accommodative of cryptocurrencies. For example, the Chinese government on December 3, 2013 issued a notice that classified bitcoin as legal “virtual commodities;” however, the same notice restricted the banking and payment industries from using bitcoin, creating uncertainty and limiting the ability of bitcoin exchanges to operate in the then-second largest bitcoin market. Then on September 15, 2017, the Chinese government and local financial regulators officially requested some Chinese bitcoin exchanges and cryptocurrency trading platforms to shut down by the end of September 2017. In addition, the Central Bank of Bolivia banned the use of bitcoin as a means of payment in May 2014. Further, in July 2016, the Russian Ministry of Finance indicated it supports a proposed law that bans bitcoin domestically but allows for its use as a foreign currency. In September 2017 the head of the Russian central bank stated that it is categorically against regulating cryptocurrencies as money, as a means by which payment can be made for goods and services, and against equating them with foreign currency. China’s and other countries’ restrictive stance towards cryptocurrencies may reduce the rate of expansion of cryptocurrency use or even eliminate the use of cryptocurrencies entirely in these geographies.

Still other countries have taken the approach of accommodating cryptocurrency’s underlying technology or a variation of it. For example, in the Summer and Fall of 2014, Ecuador announced plans for its own state-backed electronic money, while passing legislation that prohibits the use of decentralized digital assets such as bitcoin. In July 2016, economists at the Bank of England advocated that central banks issue their own cryptocurrency, and the House of Lords and Bank of England started discussing the feasibility of creating a national cryptocurrency, the BritCoin. Iceland has been studying the possibility of a system in which all money is created by a central bank, and Canada has begun to experiment with a digital version of its currency called CAD-COIN, intended to be used exclusively for interbank payments.

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The regulation of cryptocurrencies and related products and services continues to evolve. The inconsistent and sometimes conflicting regulatory landscape may make it more difficult for cryptocurrency businesses to provide services, which may impede the growth of the cryptocurrency economy and have an adverse effect on consumer adoption of cryptocurrencies. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Fund or the ability of the Fund to continue to operate. Additionally, to the extent that certain types of cryptocurrencies are determined to be securities, commodity futures or other regulated assets, or to the extent that a United States or foreign government or quasi-governmental agency exerts regulatory authority over cryptocurrency networks, cryptocurrency trading, or ownership in cryptocurrency, Portfolio Cryptocurrencies may be adversely affected, which may have an adverse effect on the value of your investment in the Fund. In sum, cryptocurrency regulation takes many different forms and will, therefore, impact cryptocurrency and its usage in a variety of manners.

Regulatory and exchange accountability levels (if any) may restrict the creation of Creation Baskets and the operation of the Fund.

Many U.S. commodities exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day by regulations referred to as “daily price fluctuation limits” or “daily limits.” Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. In addition, the CFTC, U.S. futures exchanges and certain non-U.S. exchanges have established limits referred to as “speculative position limits” or “accountability levels” on the maximum net long or short futures positions that any person may hold or control in derivatives traded on such exchanges.

In connection with these limits, the Dodd-Frank Act of 2010 requires the CFTC to adopt regulations establishing speculative position limits applicable to regulated futures and OTC derivatives and impose aggregate speculative position limits across regulated U.S. futures, OTC positions and certain futures contracts traded on non-U.S. exchanges. In December 2016, the CFTC re-proposed rules on position limits with respect to the 25 physical delivery commodity futures and options contracts, as well as to swaps that are economically equivalent to such contracts. The re-proposed position limits would apply with respect to contracts traded on all U.S. and certain foreign exchanges on an aggregate basis. In addition, the CFTC proposed amendments to the requirement of U.S. commodities exchanges to establish corresponding speculative position limits (the “Position Limit Rules”). The re-proposed Position Limit Rules are based on the position limit rules previously proposed in 2013 by the CFTC. In December 2016, the CFTC also adopted final regulations requiring that all accounts owned or managed by an entity that is responsible for such accounts’ trading decisions, their principals and their affiliates would be aggregated for position limit purposes (the “Aggregation Rules”). The re-proposed Position Limit Rules were published in the Federal Register on December 30, 2016, and final Aggregation Rules were published in the Federal Register December 16, 2016 and became effective on February 14, 2017.

Although it is unclear what futures position limit rules will be with respect to any Futures Contracts used by the Fund, the Sponsor would be subject to current position and accountability limits established by the CFTC and exchanges involving Futures Contracts. Accordingly, it may be required to reduce the size of outstanding positions or not enter into new positions that would otherwise be taken for the Fund or not trade certain markets on behalf of the Fund in order to comply with those limits or any future limits established by the CFTC and the relevant exchanges. Derivatives contract prices could move to a limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of derivatives positions and potentially subjecting the Fund to substantial losses or periods in which the Fund does not create additional Creation Baskets. Modification of trades made by the Fund, if required, could adversely affect the Fund’s operations and profitability and significantly limit the Fund’s ability to reinvest income in additional contracts, create additional Creation Baskets, or add to existing positions in the desired amount.

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In addition, the Sponsor may be required to liquidate certain open positions in order to ensure compliance with the speculative position limits at unfavorable prices, which may result in substantial losses for the Fund. There also can be no assurance that the Sponsor will liquidate positions held on behalf of all the Sponsor’s accounts, including any proprietary accounts, in a proportionate manner. In the event the Sponsor chooses to liquidate a disproportionate number of positions held on behalf of the Fund at unfavorable prices, the Fund may incur substantial losses and the value of the shares may be adversely affected.

Further, in October 2012, CFTC rules became effective that require each registered Futures Commission Merchant (“FCM”) to establish risk-based limits on position and order size. As a result, the Fund’s FCMs may be required to reduce their internal limits on the size of the positions they will execute or clear for the Fund, and the Fund may seek to use additional FCMs, which may increase the costs for the Fund and adversely affect the value of the shares.

The Fund may apply to the CFTC or to the relevant exchanges for relief from certain position limits. If the Fund is unable to obtain such relief, the Fund’s ability to issue new Creation Baskets, or the Fund’s ability to reinvest income in additional futures contracts, may be limited to the extent these activities cause the Fund to exceed applicable position limits. Limiting the size of the Fund may affect the correlation between the price of the shares, as traded on an exchange, and the net asset value of the Fund. Accordingly, the inability to create additional Creation Baskets or add to existing positions in the desired amount could result in Shares trading at a premium or discount to NAV.

Tax Risk

[To be provided by subsequent amendment.]

Other Risks

The Exchange may halt trading in the Fund’s shares, which would adversely impact an investor’s ability to sell shares.

The Fund’s shares are listed for trading on the Exchange under the market symbol “[To be provided by subsequent amendment].” Trading in shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Fund’s shares will continue to be met or will remain unchanged.

The liquidity of the shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the shares.

In the event that one or more Authorized Participants or market makers which have substantial interests in the shares withdraw or “step away” from participation in the purchase (creation) or sale (redemption) of the Fund’s shares, the liquidity of the shares will likely decrease, which could adversely affect the market price of the shares and result in investors incurring a loss on their investment.

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The market infrastructure of the cryptocurrency spot market and the specific trading rules for Futures Contracts could result in the absence of active Authorized Participants able to support the trading activity of the Fund.

Cryptocurrency and Futures Contracts are extremely volatile. There are also continuous concerns around the reliability of cryptocurrency prices since they trade on multiple and unregulated exchanges. On that basis it could be extremely challenging for any Authorized Participants to provide continuous liquidity in the shares and there can be no guarantee that the Sponsor will be able to find an Authorized Participant to actively and continuously support the Fund.

The cryptocurrency spot market is mostly unregulated and highly fragmented across various exchange venues, which can negatively impact the ability of Authorized Participants to implement arbitrage mechanisms.

The trading for spot cryptocurrencies occurs on multiple trading venues that are mostly unregulated. The fragmentation of the volume across multiple exchanges can lead to a higher volatility than would be expected if the trading volume was concentrated on one trading venue. It also creates the risk of a material price discrepancy across the exchanges. The absence of trading regulation on most cryptocurrency exchanges makes it likely for price manipulation to occur frequently, which will result in even higher volatility and price differentials.

Although the Fund may invest in Futures Contracts, the difficulty for Authorized Participants to be able to identify a reliable price for cryptocurrencies could negatively impact their ability to implement arbitrage mechanisms, which could result in very limited, or even the absence, of liquidity in the shares. Any trading in the shares would be likely to happen at a material premium or discount against the NAV.

Trading rules for Futures Contracts and the high volatility of cryptocurrencies could prevent Authorized Participants implementing arbitrage mechanisms.

Trading of Futures Contracts listed on the CFE and CME is highly regulated. Among other rules, there are intraday volatility limits above which the trading in the futures contracts cannot occur. Since cryptocurrency is an extremely volatile instrument, it is very likely that the intraday volatility limits will be reached at one point of time, in which case Authorized Participants would not be in a position to implement the arbitrage mechanisms between the shares and the Futures Contracts. That would result in very limited, or even the absence of, liquidity in the shares and any trading in the shares could happen at a premium or discount in relation to the Fund’s NAV per share.

Shareholders that are not Authorized Participants may only purchase or sell their shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the shares.

Only Authorized Participants may create or redeem Redemption Baskets. All other investors that desire to purchase or sell shares must do so through the Exchange or in other markets, if any, in which the shares may be traded. Shares may trade at a premium or discount to NAV per share.

The lack of an active trading market for the Fund’s shares may result in losses on an investor’s investment in the Fund at the time the investor sells the shares.

Although the Fund’s shares are listed and traded on the Exchange, there can be no guarantee that an active trading market for the shares will be maintained. If an investor needs to sell shares at a time when no active trading market for them exists, the price the investor receives upon sale of the shares, assuming they were able to be sold, likely would be lower than if an active market existed.

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The Sponsor and Index Provider are leanly staffed and rely heavily on key personnel to manage advisory activities.

The Sponsor and the Index Provider are leanly staffed and rely heavily on key personnel to manage their activities. These key personnel intend to allocate their time managing the Fund in a manner that they deem appropriate. If such key personnel were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Sponsor or Index Provider, as the case may be.

Trading in international markets could expose the Fund to credit and regulatory risk.

The Fund invests primarily in Portfolio Cryptocurrencies, a significant portion of which are traded on United States exchanges. However, a portion of the Fund’s trades may take place on markets and exchanges outside the United States. Trading on such non-U.S. markets or exchanges presents risks to the extent they are not subject to the same degree of regulation as their U.S. counterparts, including potentially different or diminished investor protections. In addition, in trading contracts denominated in currencies other than U.S. dollars, the Fund is subject to the risk of adverse exchange-rate movements between the dollar and the functional currencies of such contracts. Additionally, trading on non-U.S. exchanges is subject to the risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability. An adverse development with respect to any of these variables could reduce the profit or increase the loss earned on trades in the affected international markets.

The Fund, the Sponsor and the Index Provider may have conflicts of interest, which may cause them to favor their own interests to the detriment of shareholders.

The Fund, the Sponsor and the Index Provider may have inherent conflicts to the extent the Sponsor and the Index Provider attempt to maintain the Fund’s asset size in order to preserve its fee income and this may not always be consistent with the Fund’s objective of having the value of its shares’ NAV track changes in the value of the Index. The Sponsor’s and the Index Provider’s officers, directors and employees do not devote their time exclusively to the Fund. For example, the Sponsor’s directors, officers and employees act in such capacity for other entities, including the [private fund], that may compete with the Fund for their services. There could be a conflict between their responsibilities to the Fund and to the [private fund].

The Fund is new, and if it is not profitable, the Fund may terminate and liquidate at a time that is disadvantageous to shareholders.

The Fund is new. If the Fund does not generate sufficient demand necessary to attract sufficient assets to remain open, then the Fund could be terminated and liquidated. Termination and liquidation of the Fund could occur at a time that is disadvantageous to shareholders. When the Fund’s assets are sold as part of the Fund’s liquidation, the resulting proceeds distributed to shareholders may be less than those that may be realized in a sale outside of a liquidation context. Investors may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The shares have limited voting and distribution rights. For example, shareholders do not have the right to elect directors, the Fund may enact splits or reverse splits without shareholder approval and the Fund is not required to pay regular distributions, although the Fund may pay distributions at the discretion of the Sponsor.

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An investment in the Funds may be adversely affected by competition from other investment vehicles focused on cryptocurrencies.

The Fund will compete with direct investments in cryptocurrency and other potential financial vehicles, possibly including securities backed by or linked to cryptocurrency and other investment vehicles that focus on other digital assets. Market and financial conditions, and other conditions beyond the Fund’s control, may make it more attractive to invest in other vehicles, which could adversely affect the performance of the Fund.

Investors cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Funds.

Investors cannot be assured that the Sponsor will be able to continue to service the Fund for any length of time. If the Sponsor discontinues its activities on behalf of the Fund, the Fund may be adversely affected, as there may be no entity servicing the Fund for a period of time. Additionally, if the Sponsor’s registrations with the CFTC or memberships in the NFA are revoked or suspended, the Sponsor would no longer be able to provide services and/or to render advice to the Fund. If the Sponsor is unable to provide services and/or advice to the Fund, the Fund would be unable to pursue its investment objectives unless and until the Sponsor’s ability to provide services and advice to the Fund is reinstated or a replacement for the Sponsor as a commodity pool operator could be found. Such an event could result in termination of the Fund.

Investors may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.

The Fund may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which the exchange, marketplace or trading center, deemed to affect the normal operations of the Fund, is closed, or when trading is restricted or suspended or restricted on such exchange in any of the Fund’s Futures Contracts, (2) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (3) such other period as the Sponsor determines to be necessary for the protection of the shareholders of the Fund. In addition, the Fund may reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the NAV of the Fund declines during the period of delay. The Fund disclaims any liability for any loss or damage that may result from any such suspension or postponement. Suspension of creation privileges may adversely impact how the shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

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The NAV may not always correspond to market price and, as a result, investors may be adversely affected by the creation or redemption of Creation Baskets at a value that differs from the market price of the Shares.

The NAV per share of the Fund will change as fluctuations occur in the market value of the Fund’s portfolio. Investors should be aware that the public trading price per share of the Fund may be different from the NAV per share of the Fund (i.e., the secondary market price may trade at a premium or discount to NAV) for a number of reasons, including price volatility, trading volume, and closing of bitcoin trading platforms due to fraud, failure, security breaches or otherwise. Consequently, an Authorized Participant may be able to create or redeem a Creation Basket of the Fund at a discount or a premium to the public trading price per share of that Fund. Authorized Participants or their clients or customers may have an opportunity to realize a profit if they can purchase a Creation Basket at a discount to the public trading price of the shares of the Fund or can redeem a Creation Basket at a premium over the public trading price of the shares of the Fund. Although the Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track the NAV per share of the Fund closely over time, the reduction in premiums or discounts in the secondary market may adversely affect investors’ opportunity to capitalize on such opportunities.

Investors may be adversely affected by an overstatement or understatement of the NAV calculation of the Fund due to the valuation method employed on the date of the NAV calculation.

In certain circumstances, the Fund’s portfolio investments may be valued using techniques other than market quotations. The value established for a portfolio investment may be different from what would be produced through the use of another methodology or if it had been priced using market quotations. Portfolio investments that are valued using techniques other than market quotations, including investments that are “fair valued” may be subject to greater fluctuation in their value from one day to the next than would be the case if market quotations were used. In addition, there is no assurance that the Fund could sell a portfolio investment for the value established for it at any time, and it is possible that the Fund would incur a loss because an investment is sold at a discount to its established value.

The liability of the Sponsor and the Trustee is limited, and the value of the shares will be adversely affected if the Fund is required to indemnify the Trustee or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the Sponsor may require the assets of the Fund to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the NAV of the Fund and the value of its shares.

Although the shares of the Fund are limited liability investments, certain circumstances such as bankruptcy or indemnification of the Fund by a shareholder will increase the shareholder’s liability.

The shares of the Fund are limited liability investments; shareholders may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of its Trust Agreement. In addition, a number of states do not have “statutory trust” statutes such as the Delaware statutes under which the Trust has been formed in the State of Delaware. It is possible that a court in such state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. Finally, in the event the Trust or the Fund is made a party to any claim, dispute, demand or litigation or otherwise incurs any liability or expense as a result of or in connection with any shareholder’s (or assignee’s) obligations or liabilities unrelated to the business of the Trust or the Fund, as applicable, such shareholder (or assignees cumulatively) is required under the Trust Agreement to indemnify the Trust or the Fund, as applicable, for all such liability and expense incurred, including attorneys’ and accountants’ fees.

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Third parties may infringe upon or otherwise violate intellectual property rights or assert that the Sponsor has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.

It is possible that third parties might utilize the Fund’s intellectual property or technology, including the use of its business methods, trademarks and trading program software, without permission. However, the Fund may not have adequate resources to implement procedures for monitoring unauthorized uses of its trademarks, proprietary software and other technology. Also, third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of the Sponsor or claim that the Sponsor has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, the Sponsor may have to litigate in the future to protect its trade secrets, determine the validity and scope of other parties’ proprietary rights, defend itself against claims that it has infringed or otherwise violated other parties’ rights, or defend itself against claims that its rights are invalid. Any litigation of this type, even if the Sponsor is successful and regardless of the merits, may result in significant costs, divert its resources from the Fund, or require it to change its proprietary software and other technology or enter into royalty or licensing agreements.

Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks.

With the increased use of technologies such as the internet and the dependence on computer systems to perform necessary business functions, the Fund is susceptible to operational and information security risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber-attacks include, but are not limited to, gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites. Cyber security failures or breaches of the Fund’s clearing broker or third party service provider (including, but not limited to, index providers, the administrator and transfer agent, the custodian), have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of the Fund shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.

In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. the Fund and its shareholders could be negatively impacted as a result. While the Fund has established business continuity plans, there are inherent limitations in such plans.

Additional Information About The Fund

The Fund’s Investment Objective and Strategies

The Fund’s investment objective is for the shares to reflect the performance of the HOLD 10 Index (the “Index”), less the expenses of the Fund’s operations. The Index was designed by Bitwise Index Services, LLC (the “Index Provider”) to reflect a “basket” of broad-based cryptocurrencies. The Index is comprised of the ten global cryptocurrencies with the largest market capitalization. By holding a diversified portfolio of the world’s largest cryptocurrencies, the Index provides investors with exposure to the cryptocurrency market while minimizing investment-analysis and administrative costs.

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The Sponsor manages the Fund’s investments. In seeking to track the Index, the Sponsor will invest the Fund’s assets in the Portfolio Cryptocurrencies that are components of the Index. The Sponsor may also invest a portion, or potentially all, of the Fund’s assets in derivative financial instruments, including listed Futures Contracts and cleared and non-cleared Cryptocurrency Swaps. All assets will be held at the Fund’s custodian.

The Fund

The Fund is a series of the Trust. The Trust operates pursuant to the terms of the Declaration of Trust and Trust Agreement of Bitwise ETF Trust (“Trust Agreement”) which grants full management control of the Fund to the Sponsor.

The Index

The Index is composed of the designated Portfolio Cryptocurrencies. The Index was designed by the Index Provider. The Index is comprised of the ten largest global cryptocurrencies, based on and weighted by inflation-adjusted market capitalization.

For purposes of assigning a weight to each Portfolio Cryptocurrency, the Index Provider calculates inflation-adjusted market capitalization using data from publicly-available cryptocurrency exchanges that, in the view of the Index Provider, are well-established and reputable. The market capitalization of a cryptocurrency is determined by multiplying its price by its circulating supply, with a five-year supply inflation adjustment applied to that supply. Each Portfolio Cryptocurrency is then assigned a weight corresponding to its inflation-adjusted market capitalization.

The Index Provider has also developed additional eligibility criteria that it applies in selecting the Portfolio Cryptocurrencies that comprise the Index. One such criterion is that a cryptocurrency must be traded at two or more public exchanges that the Index Provider believes are reputable, with volume existing on at least two of these exchanges considered by the Index Provider to be material. In this regard, public exchanges used for calculating the Index are selected by the Index Provider based on factors such as trading volume, the availability and reliability of real-time price and trade volume, compliance with local regulations, and the absence of abnormal withdrawal restrictions of crypto and/or fiat currencies. Additional criteria for selecting eligible cryptocurrencies are that trading volume of the cryptocurrency must exceed a minimum threshold relative to its inflation-adjusted market capitalization, and the price of the cryptocurrency must float based on the market for such cryptocurrency and not be pegged to another asset or currency.

To select and weigh the top 10 cryptocurrencies, the Index employs “inflation adjusted” market capitalization, which is calculated in accordance with the following formula:

(Composite price) x (Circulating supply + additional supply publicly scheduled for next 5 years), where:

●	A cryptocurrency’s composite price is derived from the real-time price data pulled from multiple exchanges. The individual exchange price data is combined with two techniques: trade volume weighting and inverse price variance weighting. The price on the exchange with more trade volume has more influence on the composite price while the exchange with the price that deviates more from the prices of the other exchanges has less influence on the composite price. This normalization is intended to produce a more accurate composited price which is then used in the market capitalization calculation.

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●	In calculating the available supply of a cryptocurrency, the Index Provider looks at circulating supply and then makes a supply “inflation adjustment.” In this regard, the Index Provider believes that circulating supply is the best approximation of the number of cryptocurrencies available on public markets. Circulating supply is derived by taking the total number of existing cryptocurrencies from the blockchain and subtracting the number of cryptocurrencies verifiably burned, locked, or reserved (for example, by a foundation). Public blockchain explorers are used by the Index Provider to monitor corresponding blockchains when available. If a public blockchain explorer is not available, a native software node is run.

●	The Index Provider then makes an “inflation adjustment” for top cryptocurrencies by taking into account changes in the supply of cryptocurrencies scheduled to happen over the next five years in order to better capture the valuation the market is placing on such coins. This is limited to five years to limit the uncertainty of looking too far into the future. The Index Provider believes that incorporating this adjustment is important because the schedule by which supply changes is an essential defining component of cryptocurrencies. In this regard, some cryptocurrencies have all of their supply pre-mined and available, while some cryptocurrency’s supply increases over time, and some decrease. Increases and decreases can happen at different and changing rates. The supply schedule itself can change, as can almost anything about a cryptocurrency, but is generally publicly known and considered by many market actors participating in price discovery.

As described above, this inflation adjustment is added to the circulating supply and multiplied by the composite price to produce an “inflation adjusted” market capitalization for each cryptocurrency. The top 10 cryptocurrencies comprising the Index are selected and held in proportion to their valuation.

The Index is rebalanced monthly. This may be more frequent than with respect to indexes in mature markets like US equities. The tradeoff is that more frequent rebalancing potentially creates more turnover, but the Sponsor believes that it is also more current with the rapidly changing market.

Eligibility Requirements

In order to help navigate the complex landscape of cryptocurrencies, eligibility requirements must be satisfied before a cryptocurrency can be selected for inclusion in the Index. First, a cryptocurrency must have monthly trading volume that exceeds 30% of its circulating supply for the past 3 months. This is intended to ensure robust price discovery and liquidity. Second, a cryptocurrency must be available for trading on multiple recognized exchanges. The purpose of this criteria is to ensure that the cryptocurrency is widely available and has undergone vetting and approval by exchanges. Finally, cryptocurrencies must have free floating prices that are not pegged to another fiat currency.

One-Off Events

The Index has provisions for handling one-off events in a basket cryptocurrency or the cryptocurrency market generally, such as trade suspensions and hard forks. If new types of important one-off events become common, the Index Provider may adopt additional policies for the Index to address them. With regards to trade suspensions, if an exchange suspends the trading of a given cryptocurrency for any reason, the Index Provider will assume that the last composite price for such cryptocurrency remains unchanged until trading resumes. If the suspension continues for more than a month or in the event of delisting of such cryptocurrency from public exchanges, then the cryptocurrency will be removed from the Index during the next rebalancing regardless of what the assumed market capitalization might have been.

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The Index views hard forks similar to how company spinoffs are viewed in US equity markets. A hard fork is when a cryptocurrency is split because portions of the consensus nodes adopt different policies. In such an event, often a private key holder ends up with ownership on both chains. Often there is a primary chain that is adopted by the majority. When a hard fork occurs, the forked coin will be held in the Index until the next rebalancing. This embodies the operating principle that the value of the forked coin stems from that of the original coin. Thus, the Index will hold the two cryptocurrencies as if they were one until the next opportunity to treat them as separate. The new forked cryptocurrency will then be removed from the Index upon the next rebalancing unless it meets all the eligibility requirements (except the requirement to have a three month trade history) and has an inflation adjusted market capitalization of its own to warrant being included in the Index.

The cryptocurrencies comprising the Index are rebalanced and reconstituted on a monthly basis by the Index Provider.

The Index is actively researched and evaluated and therefore the Index methodology, eligibility criteria and overall strategy may be adjusted over time. The methodology and composition of the Index is subject to change at any time without advance notice, at the sole discretion of the Index Provider. Since the Fund’s investment strategy is to invest its assets to track the Index, a change in Index methodology or composition may not require consent by shareholders even if such changes in the Index are material.

The Index is calculated by the Index Provider on a daily basis and published on the Index’s website. The Index Provider manages the Index with input from its Bitwise Global Investable Market Crypto Index Committee (the “Committee”), which has ultimate responsibility and authority for developing, maintaining and adjusting the Index. The Committee is composed of three members of the Bitwise leadership team selected for seniority and expertise in indexing, cryptoassets and data engineering. The Committee is advised in this effort by the Bitwise Global Investable Market Crypto Index Advisory Board (the “Advisory Board”), an independent group of leading experts in the fields of both traditional asset indexing and crypto assets.

The Committee convenes on a monthly basis. It may also convene at other times as necessary based on unusual or abnormal events in the cryptocurrency markets. The Committee has no decision-making authority or control over the Fund. No member of the Committee in its capacity as a committee member has a right to participate in the management of the Fund, to act for or bind the Fund, or to vote on Fund matters except as specifically provided under applicable law or in the Trust Agreement.

Other Fund Portfolio Investments

Money Market Instruments and Commercial Paper

The Fund may also hold money market instruments (including money market mutual funds) and commercial paper, as collateral for, or pending investment in, Futures Contracts and Cryptocurrency Swaps. Money market instruments are short-term debt instruments that have a remaining maturity of 397 days or less and exhibit high quality credit profiles. Money market instruments may include U.S. government securities, securities issued by governments of other developed countries and repurchase agreements. Money market mutual funds are open-end mutual funds registered under the Investment Company Act of 1940, as amended, that invest in money market instruments. Commercial paper is an unsecured, short-term debt instrument issued by a corporation, typically for the financing of accounts receivable, inventories and meeting short-term liabilities.

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Futures Contracts and Cryptocurrency Swaps

In limited circumstances, the Fund may invest in Futures Contracts and Cryptocurrency Swaps. A futures contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a particular underlying asset at a specified time and place, or, alternatively, may call for cash settlement. Futures contracts are traded on a wide variety of underlying assets, including bonds, interest rates, agricultural products, stock indexes, currencies, digital assets, energy, metals, economic indicators and statistical measures. The notional size and calendar term of futures contracts on a particular underlying asset are identical and are not subject to any negotiation, other than with respect to price and the number of contracts traded between the buyer and seller. The Fund generally deposits cash with an FCM for its open positions in futures contracts, which may, in turn, transfer such deposits to the clearing house to protect the clearing house against non-payment by the Fund. The clearing house becomes substituted for each counterparty to a futures contract, and, in effect, guarantees performance. In addition, the FCM may require the Fund to deposit collateral in excess of the clearing house’s margin requirements for the FCM’s own protection.

In a Cryptocurrency Swap transaction, the parties agree to exchange the returns on a particular predetermined investment, instrument or index for a fixed or floating rate of return in respect of a predetermined notional amount. The notional amount of the agreement reflects the extent of a Fund’s total investment exposure under the swap agreement. For instance, in the case of a Cryptocurrency Swap, the gross returns to be exchanged are calculated with respect to the notional amount and the index returns (or individual index components) to which the swap is linked. Swaps are usually closed out on a net basis, i.e., the two payment streams are netted out in a cash settlement on the payment date specified in the agreement, with the parties receiving or paying, as the case may be, only the net amount of the two payments. Thus, while the notional amount reflects a Fund’s total investment exposure under the swap agreement (i.e., the entire face amount or principal of a swap agreement), the net amount is a Fund’s current obligations (or rights) under the swap agreement, which is the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement on any given termination date.

See “Futures Contracts and Cryptocurrency Swaps Regulatory Considerations” beginning on page 46, for a more detailed discussion regarding relevant regulatory considerations.

The Fund’s Service Providers

The Trustee

The sole Trustee of the Trust is [Wilmington Trust Company,] a Delaware banking corporation. The Trustee’s principal offices are located at [1100 North Market Street, Wilmington, Delaware 19890-0001]. The Trustee is unaffiliated with the Sponsor. The Trustee’s duties and liabilities with respect to the offering of shares and the management of the Trust and the Fund are limited to its express obligations under the Trust Agreement.

The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Trust, the Sponsor or the Shareholders. The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Sponsor. If no successor trustee has been appointed by the Sponsor within such sixty-day period, the Trustee may, at the expense of the Trust, petition a court to appoint a successor. The Trust Agreement provides that the Trustee is entitled to reasonable compensation for its services from the Sponsor or an affiliate of the Sponsor (including the Trust), and is indemnified by the Sponsor against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust, or any action or inaction of the Trustee under the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.

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The Trustee has not signed the registration statement of which this prospectus is a part, and is not subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares.

Under the Trust Agreement, the Trustee has delegated to the Sponsor the exclusive management and control of all aspects of the business of the Trust and the Fund. The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor. Because the Trustee has delegated substantially all of its authority over the operation of the Trust to the Sponsor, the Trustee itself is not registered in any capacity with the CFTC.

The Sponsor

Bitwise Asset Management, Inc., is the Sponsor of the Trust and the Fund. The Sponsor has exclusive management and control of all aspects of the business of the Fund. The Sponsor also serves as the Trust’s commodity pool operator. Specifically, with respect to the Trust, the Sponsor: (1) selects the Funds’ service providers; (2) negotiates various agreements and fees; (3) performs such other services as the Sponsor believes that the Trust may require from time to time; (4) selects the FCM and other counterparties, if any; (5) manages the Funds’ portfolio of other assets, including cash equivalents; and (6) manages the Fund with a view toward achieving the Fund’s investment objective.

The principal office of the Sponsor is:

Bitwise HOLD 10 Cryptocurrency Index Fund
300 Brannan Street, Suite 201
San Francisco, CA 94107

Background and Principals

The following is a biographical summary of the business experience of each of the officers, directors and other principals who will participate in making trading or operational decisions for the Fund or who supervise persons so engaged, for the last five years.

The Sponsor currently serves as the commodity pool operator of the Trust and the Funds. The Sponsor intends to be registered as a commodity pool operator with the CFTC and the NFA. As a registered commodity pool operator, with respect to the Trust, the Sponsor must comply with various regulatory requirements under the CEA, and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The Sponsor is also subject to periodic inspections and audits by the CFTC and NFA. The registration of the Sponsor with the CFTC and its membership in the NFA should not be construed as an indication that either the CFTC or the NFA has recommended or approved the Sponsor, the Trust and the Fund.

Hunter Horsley is the Chief Executive Officer of Bitwise and has served in such role since Bitwise’s inception in October 2016. Prior to Bitwise, Mr. Horsley was a product manager at Facebook and Instagram leading efforts in monetization from 2015 to 2016. He graduated from the Wharton School at the University of Pennsylvania with a Bachelor of Science in Economics in 2015. Mr. Horsley took two years off of school from 2011-2013 to be on the founding team of a technology company called Lore (formerly known as CourseKit) to assist in the development of an online learning tool incorporating social networking features. Lore raised over $6 million in equity, grew to 20 employees, and was sold to Noodle Education, Inc. in 2013.

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Hong Kim is the Chief Technology Officer of Bitwise and has served in such capacity since Bitwise’s inception. Prior to Bitwise, Mr. Kim was a student at the University of Pennsylvania where he graduated with Bachelor of Science in Computer Science in 2016. While at school, he also worked on Google’s backend infrastructure for Drive. From 2011-2013, Mr. Kim took time off from university to work in software security for the South Korean Military.

Paul “Teddy” Fusaro is the Chief Operating Officer of Bitwise and has served in such capacity since April 2018. Prior to Bitwise, Mr. Fusaro was Senior Vice President and Head of Portfolio Management and Capital Markets at IndexIQ, the ETF issuer unit of New York Life Investment Management, a firm with over $550 billion in AUM, from 2013 to 2018. In this capacity he oversaw portfolio management, trading, and operations for a suite of alternative strategy Exchange Traded Funds, Mutual Funds, and Separately Managed Accounts. Prior to that, Mr. Fusaro was Vice President of Portfolio Management and co-head of Trading and Operations at Direxion Investments, a $13 billion alternative ETF manager, from 2009 to 2013. Earlier in his career, Mr. Fusaro spent time in both equity derivatives and credit derivatives at Goldman Sachs & Co. Mr. Fusaro is a graduate of Providence College.

John T. Hyland, CFA, is the Global Head of Exchange Traded Products for the Sponsor and has served in such capacity since May 2018. Prior to Bitwise, Mr. Hyland was the CEO of PointBreak ETFs, a start-up firm designed to issue ETFs, from May 2015 to December 2017. Before that, he was the Chief Investment Officer of United States Commodity Funds, a family of primarily commodity related ETFs including oil and natural gas funds, from September 2005 to April 2015. Mr. Hyland has been awarded the Chartered Financial Analyst (“CFA”) designation. Mr. Hyland is a graduate of the University of California, Berkeley.

The Administrator

[To be provided by subsequent amendment.]

The Custodian

[To be provided by subsequent amendment.]

The Transfer Agent

[To be provided by subsequent amendment.]

The Marketing Agent

[To be provided by subsequent amendment.]

The Index Provider

Bitwise Index Services, LLC is a Delaware limited liability company formed on June 4, 2018. Its offices are located at 300 Brannan Street, Suite 201, San Francisco, CA 94107. The Index Provider’s management team has over 20 years of combined capital markets experience including commodity research and modeling, trading, investment management and risk management expertise.

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The following is a biographical summary of the business experience of the key personnel of the Index Provider.

Matt Hougan is the Global Head of Research for Bitwise Index Services and has served in such capacity since February 2018. Prior to Bitwise, Mr. Hougan was the Chief Executive Officer of Inside ETFs and Managing Director of Global Finance at Informa PLC, a FTSE 100 company. Before that, he was Chief Executive Officer of ETF.com, a venture-backed start-up that was sold in three separate transactions, with the data business sold to FactSet in 2015, the Events business sold to Informa in 2015, and the Media business sold to BATS Global Markets in early 2016. Mr. Hougan is a three-time member of the Barron’s ETF Roundtable and co-author of the CFA (Chartered Financial Analyst) Institute’s monograph on ETFs (Exchange Traded Funds). Mr. Hougan is a graduate of Bowdoin College.

The FCM

[To be provided by subsequent amendment.]

The Fund’s Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund. You should note that you may pay brokerage commissions on purchases and sales of the Fund’s shares, which are not reflected in the table. Authorized Participants will pay applicable creation and redemption fees.

[To be provided by subsequent amendment.]

Breakeven Analysis

The breakeven analysis below indicates the approximate dollar returns and percentage required for the redemption value of a hypothetical investment in a single unit to equal the amount invested twelve months after the investment was made.

[To be provided by subsequent amendment.]

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Custody of the Fund’s Assets

The Fund seeks to hold its cryptocurrency assets in cold storage where cold storage is available. The term “cold storage” refers to a safeguarding method by which the private keys corresponding to cryptocurrencies stored on a digital wallet are removed from any computers actively connected to the internet (“air-gapped”). Cold storage of private keys may involve keeping such wallet on a non-networked computer or electronic device or storing the public key and private keys relating to the digital wallet on a storage device (for example, a USB thumb drive) or printed medium (for example, papyrus or paper) and deleting the digital wallet from all computers. A digital wallet may receive deposits of cryptocurrencies but may not send cryptocurrencies without use of its corresponding private keys. In order to send cryptocurrencies from a digital wallet in which the private keys are kept in cold storage, either the private keys must be retrieved from cold storage and entered into a cryptocurrency software program to sign the transaction, or the unsigned transaction must be sent to the “cold” server in which the private keys are held for signature by the private keys. At that point, the user of the digital wallet can transfer its cryptocurrencies.

The Fund’s custodian will keep custody of the Fund’s cryptocurrency assets. Private keys are generated in permanently quarantined offline computers that cannot access the internet. Those private keys are further encrypted and sharded before they are stored in multiple air-gapped bank vaults such that the compromise or destruction of single vault or a single rogue employee cannot jeopardize the safe custody of the Fund’s assets. The Fund’s crypto assets are put into cold storage immediately after they are acquired and blockchain transactions necessary to rebalance the portfolio are always signed via offline transactions such that private keys are never entered on an online computer.

Form of Shares

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. The Administrator has been appointed registrar and transfer agent for the purpose of transferring shares in certificated form. The Administrator keeps a record of all shareholders and holders of the shares in certified form in the registry (“Register”). The Sponsor recognizes transfers of shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such shares are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the shares. Instead, shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of shares. DTC Participants acting on behalf of investors holding shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

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DTC

DTC has advised us as follows: It is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

Transfer of Shares

The shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their shares through DTC by instructing the DTC Participant holding their shares (or by instructing the Indirect Participant or other entity through which their shares are held) to transfer the shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised us that it will take any action permitted to be taken by a shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

Inter-Series Limitation on Liability

Because the Trust was established as a Delaware statutory trust, each series established under the Trust will be operated so that it will be liable only for obligations attributable to such series and will not be liable for obligations of any other series or affected by losses of any other series. If any creditor or shareholder of any particular series asserts against the series a valid claim with respect to its indebtedness or shares, the creditor or shareholder will only be able to obtain recovery from the assets of that series and not from the assets of any other series or the Trust generally. The assets of each series will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of shares in a series. This limitation on liability is referred to as the Inter-Series Limitation on Liability. The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series or the Trust generally. In furtherance of the Inter-Series Limitation on Liability, every party providing services to the Trust, the Fund or the Sponsor on behalf of the Trust or the Fund, will acknowledge and consent in writing to the Inter-Series Limitation on Liability with respect to such party’s claims.

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Plan of Distribution

Buying and Selling Shares

Most investors buy and sell shares of the Fund in secondary market transactions through brokers. Shares trade on the Exchange under the ticker symbol “[To be provided by subsequent amendment].” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling shares through a broker, most investors incur customary brokerage commissions and charges. Shareholders are encouraged to review the terms of their brokerage account for details on applicable charges.

Marketing Agent and Authorized Participants

The offering of the Fund’s shares is a best efforts offering. The Fund continuously offers Creation Baskets consisting of 25,000 shares through the Marketing Agent, to Authorized Participants. Authorized Participants pay a transaction fee for each order they place to create or redeem one or more baskets. The Marketing Agent receives, for its services as marketing agent to the Fund, a marketing fee, provided, however, that in no event may the aggregate compensation paid to the Marketing Agent and any affiliate of the Sponsor for distribution-related services in connection with this offering exceed ten percent of the gross proceeds of this offering.

The offering of baskets is being made in compliance with Conduct Rule 2310 of FINRA. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of shares.

The per share price of shares offered in Creation Baskets on any subsequent day will be the total NAV of the Fund calculated shortly after the close of the Exchange on that day divided by the number of issued and outstanding shares of the Fund. An Authorized Participant is not required to sell any specific number or dollar amount of shares.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase baskets from, and put baskets for redemption to, the Fund. An Authorized Participant is under no obligation to create or redeem baskets or to offer to the public shares of any baskets it does create.

Because new shares can be created and issued on an ongoing basis, at any point during the life of the Fund, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. For example, the initial Authorized Participant will be a statutory underwriter with respect to the initial purchase of Creation Baskets. Any purchaser who purchases shares with a view towards distribution of such shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from the Fund, breaks the basket down into the constituent shares and sells the shares to its customers; or if it chooses to couple the creation of a supply of new shares with an active selling effort involving solicitation of secondary market demand for the shares. In contrast, Authorized Participants may engage in secondary market or other transactions in shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

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Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the 1933 Act.

While the Authorized Participants may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or The Sponsor for their purchases of Creation Baskets.

Calculating Per Share NAV

The Fund’s per share NAV is calculated by:

●	Taking the current market value of its total assets;

●	Subtracting any liabilities; and

●	Dividing that total by the total number of outstanding shares.

The Administrator calculates the NAV of the Fund once each Exchange trading day. The NAV for a normal trading day will be released after 4:00 p.m. New York time. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. New York time. The Administrator uses the closing prices on the relevant futures exchanges of the Futures Contracts (determined at the earlier of the close of such exchange or 4:00 p.m. New York time) for the contracts traded on the futures exchanges, but calculates or determines the value of all other the Fund investments using market quotations, if available, or other information customarily used to determine the fair value of such investments as of the earlier of the close of the Exchange or 4:00 p.m. New York time in accordance with the current Administrative Agency Agreement. “Other information” customarily used in determining fair value includes information consisting of market data in the relevant market supplied by one or more third parties including, without limitation, relevant rates, prices, yields, yield curves, volatilities, spreads, correlations or other market data in the relevant market; or information of the types described above from internal sources if that information is of the same type used by the Fund in the regular course of its business for the valuation of similar transactions. The information may include costs of funding, to the extent costs of funding are not and would not be a component of the other information being utilized. Third parties supplying quotations or market data may include, without limitation, dealers in the relevant markets, end-users of the relevant product, information vendors, brokers and other sources of market information.

In addition, in order to provide updated information relating to the Fund for use by investors and market professionals, the Exchange will calculate and disseminate throughout the core trading session on each trading day an updated indicative fund value. The indicative fund value will be calculated by using the prior day’s closing per share NAV of the Fund as a base and updating that value throughout the trading day to reflect changes in the most recently reported price level of the Index as reported by Bloomberg, L.P. or another reporting service.

The indicative fund value share basis disseminated during the Exchange core trading session hours should not be viewed as an actual real time update of the NAV, because per share NAV is calculated only once at the end of each trading day based upon the relevant end of day values of the Fund’s investments.

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The indicative fund value will be disseminated on a per share basis every 15 seconds during regular the Exchange core trading session hours of 9:30 a.m. New York time to 4:00 p.m. New York time. The normal trading hours of the futures exchanges vary, with some futures exchanges ending their trading hours before the close of the core trading session on the Exchange (for example, the normal trading hours of the NYMEX are 9:00 a.m. New York time to 2:30 p.m. New York time). When the Fund holds Futures Contracts from futures exchanges with different trading hours than the Exchange there will be a gap in time at the beginning and/or the end of each day during which the Fund’s shares are traded on the Exchange, but real-time futures exchange trading prices for Futures Contracts traded on such futures exchanges are not available. During such gaps in time the indicative fund value will be calculated based on the end of day price of such Futures Contracts from futures exchanges immediately preceding trading session. In addition, Cryptocurrency Swaps and Treasuries held by the Fund will be valued by the Administrator, using rates and points received from client-approved third party vendors (such as Reuters and WM Company) and advisor quotes. These investments will not be included in the indicative fund value.

The Exchange will disseminate the indicative fund value through the facilities of CTA/CQ High Speed Lines. In addition, the indicative fund value will be published on the Exchange’s website and will be available through on-line information services such as Bloomberg and Reuters.

Dissemination of the indicative fund value provides additional information that is not otherwise available to the public and is useful to investors and market professionals in connection with the trading of the Fund’s shares on the Exchange. Investors and market professionals will be able throughout the trading day to compare the market price of the Fund and the indicative fund value. If the market price of the Fund’s shares diverges significantly from the indicative fund value, market professionals will have an incentive to execute arbitrage trades. For example, if the Fund appears to be trading at a discount compared to the indicative fund value, a market professional could buy the Fund’s shares on the Exchange and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of the Fund and the indicative fund value and thus can be beneficial to all market participants.

The Sponsor reserves the right to adjust the share price of the Fund in the future to maintain convenient trading ranges for investors. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate net asset value per share, but would have no effect on the net assets of the Fund or the proportionate voting rights of shareholders or limited partners.

Creation and Redemption of Shares

The Fund creates and redeems shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to the Fund or the distribution by the Fund of the amount of Treasuries and/or cash represented by the baskets being created or redeemed, the amount of which is equal to the combined NAV of the number of shares included in the baskets being created or redeemed determined as of 4:00 p.m. New York time on the day the order to create or redeem baskets is properly received.

Authorized Participants are the only persons that may place orders to create and redeem baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions described below, and (2) DTC Participants. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Sponsor. The Authorized Participant Agreement provides the procedures for the creation and redemption of baskets and for the delivery of the Treasuries and any cash required for such creation and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Fund, without the consent of any limited partner or shareholder or Authorized Participant. Authorized Participants pay the Fund a fee for each order they place to create one or more Creation Baskets or to redeem one or more Redemption Baskets. The transaction fee may be reduced, increased or otherwise changed by the Sponsor. Authorized Participants who make deposits with the Fund in exchange for baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Fund or the Sponsor, and no such person will have any obligation responsibility to the Sponsor or the Fund to effect any sale or resale of shares.

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Certain Authorized Participants are expected to be capable of participating directly in the spot markets. Some Authorized Participants or their affiliates may from time to time buy or sell cryptocurrencies or Futures Contracts and may profit in these instances. The Sponsor believes that the size and operation of the cryptocurrencies market make it unlikely that Authorized Participants’ direct activities in the cryptocurrencies or securities markets will significantly affect the price of the Portfolio Cryptocurrencies or the Fund’s shares.

Each Authorized Participant will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Under the Authorized Participant Agreement, the Sponsor, and the Trust under limited circumstances, have agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement is attached to this prospectus. The form of Authorized Participant Agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Marketing Agent to create one or more baskets. For purposes of processing purchase and redemption orders, a “business day” means any day other than a day when the Exchange, the New York Stock Exchange, or any of the Futures Exchanges upon which a Cryptocurrency Futures Contract is traded is closed for regular trading. Purchase orders must be placed by [_] a.m., New York time or the close of regular trading on the Exchange, whichever is earlier. The day on which the Marketing Agent receives a valid purchase order is referred to as the purchase order date.

By placing a purchase order, an Authorized Participant agrees to deposit Treasuries, cash or a combination of Treasuries and cash with the Trust, as described below. Prior to the delivery of baskets for a purchase order, the Authorized Participant must also have wired to the Custodian the nonrefundable transaction fee due for the purchase order. Authorized Participants may not withdraw a creation request.

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The manner by which creations are made is dictated by the terms of the Authorized Participant Agreement. By placing a purchase order, an Authorized Participant agrees to (1) deposit Treasuries, cash, or a combination of Treasuries and cash with the Custodian of the Fund, and (2) if required by the Sponsor in its sole discretion, enter into or arrange for a block trade, an exchange for physical or exchange for swap, or any other OTC transaction (through itself or a designated acceptable broker) with the Fund for the purchase of a number and type of futures contracts at the closing settlement price for such contracts on the purchase order date. If an Authorized Participant fails to consummate (1) and (2), the order shall be cancelled. The number and type of contracts specified shall be determined by the Sponsor, in its sole discretion, to meet the Fund’s investment objective and shall be purchased as a result of the Authorized Participant’s purchase of shares.

Determination of Required Deposits

The total deposit required to create each basket (“Creation Basket Deposit”) is the amount of Treasuries and/or cash that is in the same proportion to the total assets of the Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the purchase order date as the number of shares to be created under the purchase order is in proportion to the total number of shares outstanding on the purchase order date. The Sponsor determines, directly in its sole discretion or in consultation with the Administrator, the requirements for Treasuries and cash, including the remaining maturities of the Treasuries and proportions of Treasuries and cash that may be included in deposits to create baskets. The Marketing Agent will publish an estimate of the Creation Basket Deposit requirements at the beginning of each business day. The amount of cash deposit required is the difference between the aggregate market value of the Treasuries required to be included in a Creation Basket Deposit as of 4:00 pm New York time on the date the order to purchase is properly received and the total required deposit.

Delivery of Required Deposits

An Authorized Participant who places a purchase order is responsible for transferring to the Fund’s account with the Custodian the required amount of Treasuries and/or cash by noon New York time on the second business day following the purchase order date. Upon receipt of the deposit amount, the Administrator will direct DTC to credit the number of baskets ordered to the Authorized Participant’s DTC account on the second business day following the purchase order date. The expense and risk of delivery and ownership of Treasuries until such Treasuries have been received by the Custodian on behalf of the Fund shall be borne solely by the Authorized Participant.

Because orders to purchase baskets must be placed by [_] a.m., New York time, but the total payment required to create a basket during the continuous offering period will not be determined until 4:00 p.m., New York time, on the date the purchase order is received, Authorized Participants will not know the total amount of the payment required to create a basket at the time they submit an irrevocable purchase order for the basket. The Fund’s NAV and the total amount of the payment required to create a basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of Purchase Orders

The Sponsor acting by itself or through the Marketing Agent has the absolute right, but does not have any obligation, to reject any purchase order or Creation Basket Deposit if the Sponsor determines that:

●	the purchase order or Creation Basket Deposit is not in proper form;

●	it would not be in the best interest of the shareholders of the Fund;

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●	due to position limits or otherwise, investment alternatives that will enable the Fund to meet its investment objective are not available to the Fund at that time;

●	the acceptance of the purchase order or the Creation Basket Deposit would have adverse tax consequences to the Fund or its shareholders;

●	the acceptance or receipt of which would, in the opinion of counsel to The Sponsor, be unlawful; or

●	circumstances outside the control of the Sponsor, the Marketing Agent or the Custodian make it, for all practical purposes, not feasible to process Creations Baskets (including if The Sponsor determines that the investments available to the Fund at that time will not enable it to meet its investment objective).

None of the Sponsor, the Marketing Agent or the Custodian will be liable for the rejection of any purchase order or Creation Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more baskets mirror the procedures for the creation of baskets. On any business day, an Authorized Participant may place an order with the Marketing Agent to redeem one or more baskets. Redemption orders must be placed by [_] a.m., New York time or the close of regular trading on the Exchange, whichever is earlier. A redemption order so received will be effective on the date it is received in satisfactory form by the Marketing Agent (“Redemption Order Date”). The redemption procedures allow Authorized Participants to redeem baskets and do not entitle an individual shareholder to redeem any shares in an amount less than a Redemption Basket, or to redeem baskets other than through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the baskets to be redeemed through DTC’s book-entry system to the Fund not later than noon New York time on the second business day following the effective date of the redemption order. Prior to the delivery of the redemption distribution for a redemption order, the Authorized Participant must also have wired to the Sponsor ‘s account at the Custodian the non-refundable transaction fee due for the redemption order. An Authorized Participant may not withdraw a redemption order.

The manner by which redemptions are made is dictated by the terms of the Authorized Participant Agreement. By placing a redemption order, an Authorized Participant agrees to (1) deliver the Redemption Basket to be redeemed through DTC’s book-entry system to the Fund’s account with the Custodian no later than 3:00 p.m. New York time on the second business day following the effective date of the redemption order (“Redemption Order Date”), and (2) if required by The Sponsor in its sole discretion, enter into or arrange for a block trade, an exchange for physical or exchange for swap, or any other OTC transaction (through itself or a designated acceptable broker) with the Fund for the purchase of a number and type of futures contracts at the closing settlement price for such contracts on the Redemption Order Date. If an Authorized Participant fails to consummate (1) and (2), the order shall be cancelled. The number and type of contracts specified shall be determined by the Sponsor, in its sole discretion, to meet the Fund’s investment objective and shall be sold as a result of the Authorized Participant’s sale of shares.

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Determination of Redemption Distribution

The redemption distribution from the Fund will consist of a transfer to the redeeming Authorized Participant of an amount of Treasuries and/or cash that is in the same proportion to the total assets of the Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to redeem is properly received as the number of shares to be redeemed under the redemption order is in proportion to the total number of shares outstanding on the date the order is received. The Sponsor, directly or in consultation with the Administrator, determines the requirements for Treasuries and cash, including the remaining maturities of the Treasuries and proportions of Treasuries and cash that may be included in distributions to redeem baskets. The Marketing Agent will publish an estimate of the redemption distribution per basket as of the beginning of each business day.

Delivery of Redemption Distribution

The redemption distribution due from the Fund will be delivered to the Authorized Participant on the second business day following the redemption order date if, by 3:00 p.m., New York time on such second business day, the Fund’s DTC account has been credited with the baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the baskets to be redeemed by such time, the redemption distribution will be delivered to the extent of whole baskets received. Any remainder of the redemption distribution will be delivered on the next business day to the extent of remaining whole baskets received if the Fund receives the fee applicable to the extension of the redemption distribution date which the Sponsor may, from time to time, determine and the remaining baskets to be redeemed are credited to the Fund’s DTC account by 3:00 p.m., New York time on such next business day. Any further outstanding amount of the redemption order shall be cancelled. Pursuant to information from the Sponsor, the Custodian will also be authorized to deliver the redemption distribution notwithstanding that the baskets to be redeemed are not credited to the Fund’s DTC account by 3:00 p.m., New York time on the second business day following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the baskets through DTC’s book entry-system on such terms as the Sponsor may from time to time determine.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the Exchange or any of the futures exchanges upon which a Cryptocurrency Futures Contract is traded is closed other than customary weekend or holiday closings, or trading on the Exchange or the futures exchanges is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of Treasuries is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Fund’s assets at an appropriate value to fund a redemption. If the Sponsor has difficulty liquidating the Fund’s positions, e.g., because of a market disruption event in the futures markets or an unanticipated delay in the liquidation of a position in an over the counter contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of the Sponsor, the Marketing Agent, or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption orders must be made in whole baskets. The Sponsor acting by itself or through the Marketing Agent may, in its sole discretion, reject any Redemption Order (1) the Sponsor determines that the Redemption Order is not in proper form, (2) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (3) if circumstances outside the control of the Sponsor, the Marketing Agent or the Custodian make it for all practical purposes not feasible for the shares to be delivered under the Redemption Order. The Sponsor may also reject a redemption order if the number of shares being redeemed would reduce the remaining outstanding shares to 100,000 shares (i.e., two baskets) or less.

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Creation and Redemption Transaction Fee

To compensate the Fund for its expenses in connection with the creation and redemption of baskets, an Authorized Participant is required to pay a transaction fee to the Fund to create or redeem baskets, regardless of the number of baskets in such order. The transaction fee may be reduced, increased or otherwise changed by the Sponsor. The Sponsor shall notify DTC of any change in the transaction fee and will not implement any increase in the fee for the redemption of baskets until thirty (30) days after the date of notice.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Fund if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, the Fund will create and redeem shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to the Fund or the distribution by the Fund of the amount of Treasuries and/or cash equal to the aggregate NAV of the number of shares included in the baskets being created or redeemed determined on the day the order to create or redeem baskets is properly received.

As discussed above, Authorized Participants are the only persons that may place orders to create and redeem baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem baskets, and an Authorized Participant is under no obligation to offer to the public shares of any baskets it does create. Authorized Participants that do offer to the public shares from the baskets they create will do so at per-share offering prices that are expected to reflect, among other factors, the trading price of the shares on the Exchange, the NAV of the Fund at the time the Authorized Participant purchased the Creation Baskets, the NAV of the shares at the time of the offer of the shares to the public, the supply of and demand for shares at the time of sale, and the liquidity of the Portfolio Cryptocurrencies or other portfolio investments. Baskets are generally redeemed when the price per share is at a discount to the per share NAV. Shares initially comprising the same basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Fund in exchange for baskets receive no fees, commissions or other forms of compensation or inducement of any kind from either the Fund or the Sponsor and no such person has any obligation or responsibility to the Sponsor or the Fund to effect any sale or resale of shares. Shares trade in the secondary market on the Exchange.

Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per share. The amount of the discount or premium in the trading price relative to the NAV per share may be influenced by various factors, including the number of investors who seek to purchase or sell shares in the secondary market and the liquidity of the Portfolio Cryptocurrencies. While the shares trade during the core trading session on the Exchange until 4:00 p.m. New York time, liquidity in the market for Portfolio Cryptocurrencies may be reduced after the close of the futures exchanges upon which the Futures Contracts are traded. As a result, during this time, trading spreads, and the resulting premium or discount, on the shares may widen.

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Use of Proceeds

The Sponsor will cause the Fund to transfer the proceeds of the sale of Creation Baskets to the Custodian or another custodian for use in trading activities. The Sponsor will invest the Fund’s assets in Portfolio Cryptocurrencies. The Sponsor may also invest in Futures Contracts and Cryptocurrency Swaps. When the Fund purchases Futures Contracts, the Fund will be required to deposit typically a percentage of the contract value with the FCM on behalf of the exchange a portion of the value of the contract or other interest as security to ensure payment for the obligation under the Futures Contracts at maturity. This deposit is known as initial margin. Counterparties in transactions in OTC contracts will generally impose similar collateral requirements on the Fund.

Ownership or Beneficial Interest in the Fund

[To be provided by subsequent amendment.]

Conflicts of Interest

There are present and potential future conflicts of interest in the Fund’s structure and operation you should consider before you purchase shares. The Sponsor and the Index Provider will use this notice of conflicts as a defense against any claim or other proceeding made. If the Sponsor or the Index Provider are not able to resolve these conflicts of interest adequately, it may impact the Fund’s ability to achieve its investment objectives.

The officers, directors and employees of the Sponsor and the Index Provider do not devote their time exclusively to the Fund. These persons are directors, officers or employees of other entities which may compete with the Fund for their services. They could have a conflict between their responsibilities to the Fund and to those other entities.

The Sponsor and the Index Provider have adopted policies that prohibit these companies and their principals, officers, directors and employees from trading futures and related contracts in which the Fund invests. These policies are intended to prevent conflicts of interest occurring where the Sponsor and the Index Provider or their principals, officers, directors or employees could give preferential treatment to their own accounts or trade their own accounts ahead of or against the Fund.

The Sponsor has sole current authority to manage the investments and operations of the Fund, and this may allow it to act in a way that furthers its own interests which may create a conflict with your best interests. Shareholders have very limited voting rights, which will limit their ability to influence matters such as amendment of the Trust Agreement, change in the Fund’s basic investment policy, dissolution of the Trust, or the sale or distribution of the Fund’s assets.

The Sponsor serves as the sponsor to the Fund. The Sponsor may have a conflict to the extent that its trading decisions for the Fund may be influenced by the effect they would have on the other funds it manages, including the Bitwise Hold Private Index Fund, LLC. In addition, the Sponsor may be required to indemnify the officers and directors of the other funds, if the need for indemnification arises. This potential indemnification will cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Fund losses and/or termination of the Fund.

If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Fund, it shall have no duty to offer such opportunity to the Fund. The Sponsor will not be liable to the Fund or the shareholders for breach of any fiduciary or other duty if Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Fund. Neither the Fund nor any shareholder has any rights or obligations by virtue of the Trust Agreement, the trust relationship created thereby, or this prospectus in such business ventures or the income or profits derived from such business ventures. The pursuit of such business ventures, even if competitive with the activities of the Fund, will not be deemed wrongful or improper.

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Resolution of Conflicts Procedures

The Trust Agreement provides that whenever a conflict of interest exists between the Sponsor or any of its affiliates, on the one hand, and the Trust, the Fund, or any shareholders or any other person, on the other hand, the Sponsor shall resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles.

Fiduciary and Regulatory Duties of the Sponsor

The general fiduciary duties which would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are replaced by the terms of the Trust Agreement (to which terms all shareholders, by subscribing to the shares, are deemed to consent).

Additionally, under the Trust Agreement, the Sponsor has the following obligations as a sponsor of the Trust:

●	Devote to the business and affairs of the Trust such of its time as it determines in its discretion (exercised in good faith) to be necessary to conduct the business and affairs of the Trust for the benefit of the Trust and the shareholders;

●	Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

●	Appoint and remove independent public accountants to audit the accounts of the Trust and employ attorneys to represent the Trust;

●	Use its best efforts to maintain the status of the Trust as a statutory trust for state law purposes and as a partnership for U.S. federal income tax purposes;

●	Invest, reinvest, hold uninvested, sell, exchange, write options on, lease, lend and, to the extent permitted by the Trust Agreement, pledge, mortgage and hypothecate the assets of the Fund in accordance with the purposes of the Trust and this Prospectus;

●	Have fiduciary responsibility for the safekeeping and use of the Trust’s assets, whether or not in the Sponsor ‘s immediate possession or control;

●	Enter into and perform agreements with each Authorized Participant, receive from Authorized Participants and process properly submitted purchase orders, receive Creation Basket Deposits, deliver or cause the delivery of Creation Baskets to for the account of the Authorized Participant submitting a purchase order;

●	Receive from Authorized Participants and process, or cause the Marketing Agent to process, properly submitted redemption orders, receive from the redeeming Authorized Participants through the Depository, and thereupon cancel or cause to be cancelled, shares corresponding to the Redemption Baskets to be redeemed;

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●	Interact with the Depository as required;

●	Delegate duties to one or more administrators, as the Sponsor determines; and

●	Delegate duties to one or more commodity trading or other advisors, as the Sponsor determines.

To the extent that a law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Fund, the shareholders or to any other person, the Sponsor will not be liable to the Trust, the Fund, the shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this Prospectus unless such reliance constitutes gross negligence or willful misconduct on the part of The Sponsor .

Liability and Indemnification

Under the Trust Agreement, the Sponsor, the Trustee and their respective affiliates (collectively, “Covered Persons”) (i) shall have no liability to the Trust, to the Fund, or to any shareholder for any loss suffered by the Trust or the Fund which arises out of any action or inaction of such Covered Person and (ii) shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any shareholder or assignee thereof, in both cases, provided that such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust or the Fund and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. A Covered Person shall not be liable for the conduct or willful misconduct of any Administrator or other delegatee selected by the Sponsor with reasonable care, provided, however, that the Trustee and its affiliates shall not, under any circumstances be liable for the conduct or willful misconduct of any Administrator or other delegatee or any other person selected by The Sponsor to provide services to the Trust.

The Trust Agreement also provides that the Sponsor shall be indemnified by the Trust (or by a series separately to the extent the matter in question relates to a single series or disproportionately affects a specific series in relation to other series) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the assets of the applicable series. The Sponsor’s rights to indemnification permitted under the Trust Agreement shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

The Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation cost) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

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The payment of any indemnification shall be allocated, as appropriate, among the series funds in the Trust, including the Fund. The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited under the Trust Agreement.

Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust or any fund, as applicable; (ii) the legal action is initiated by a party other than the Trust or any fund; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust or any fund, as applicable, in cases in which it is not entitled to indemnification under the Trust Agreement.

The Trust Agreement provides that the Sponsor and the Trust shall indemnify the Trustee and its successors, assigns, legal representatives, officers, directors, shareholders, employees, agents and servants (the “Trustee Indemnified Parties”) against any liabilities, obligations, losses, damages, penalties, taxes, claims, actions, suits, costs, expenses or disbursements which may be imposed on a Trustee Indemnified Party relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party, or the action or inaction of the Trustee under the Trust Agreement or any other agreement, except for expenses resulting from the gross negligence or willful misconduct of a Trustee Indemnified Party. Further, certain officers of the Sponsor are insured against liability for certain errors or omissions which an officer may incur or that may arise out of his or her capacity as such.

In the event the Trust or any Fund, as applicable, is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any shareholder’s (or assignee’s) obligations or liabilities unrelated to the business of the Trust or any Fund, as applicable, such shareholder (or assignees cumulatively) is required under the Trust Agreement to indemnify, defend, hold harmless and reimburse or such fund, as applicable, for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

Provisions of Law

According to applicable law, indemnification of the Sponsor is payable only if the Sponsor determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the Fund and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Fund.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of the Sponsor or any underwriter for the Fund may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, The Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold interests.

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Provisions of the 1933 Act and NASAA Guidelines

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to the Sponsor or its directors, officers, or persons controlling the Trust and the Fund, the Fund has been informed that SEC and the various State administrators believe that such indemnification is against public policy as expressed in the 1933 Act and the North American Securities Administrators Association, Inc. (“NASAA”) commodity pool guidelines and is therefore unenforceable.

Management; Voting by Shareholders

The shareholders of the Fund take no part in the management or control, and have no voice in the Trust’s operations or business.

The Sponsor generally has the right to amend the Trust Agreement as it applies to the Trust provided that the shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee shall be binding upon or effective against the Trustee unless consented to by the Trustee in the form of an instruction letter.

Meetings

Meetings of the Trust’s shareholders may be called by the Sponsor and will be called by it upon the written request of Shareholders holding at least 25% of the outstanding shares of the Trust or the Fund, as applicable (not including Shares acquired by the Sponsor through its initial capital contribution. The Sponsor shall deposit in the United States mail or electronically transmit written notice to all Shareholders of the Fund of the meeting and the purpose of the meeting, which shall be held on a date not less than 30 nor more than 60 days after the date of mailing of such notice, at a reasonable time and place. Where the meeting is called upon the written request of the shareholders, such written notice shall be mailed or transmitted not more than 45 days after such written request for a meeting was received by the Sponsor. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting and, if applicable, an opinion of independent counsel as to the effect of such proposed action on the liability of shareholders of the Fund, for the debts of the Fund. Shareholders may vote in person or by proxy at any such meeting. The Sponsor shall be entitled to establish voting and quorum requirements and other reasonable procedures for shareholder voting. Any action required or permitted to be taken by shareholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any shareholder to any action of the Trust, the Fund or any shareholder, as contemplated by the Trust Agreement, is solicited by the Sponsor, the solicitation shall be effected by notice to each Shareholder given in the manner provided in accordance with the Trust Agreement.

Books and Records

The Trust and the Fund keep their books of record and account at the office of the Sponsor located at 300 Brannan Street, Suite 201, San Francisco, CA 94107, or at the offices of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust and the Fund.

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The Trust keeps a copy of the Trust Agreement on file in the Sponsor ‘s office which will be available for inspection by any shareholder at all times during its usual business hours upon reasonable advance notice.

Statements, Filings, and Reports to Shareholders

The Trust will furnish to banks, broker dealers and trust companies (“DTC Participants”) for distribution to each Fund’s shareholders monthly and annual (as of the end of each fiscal year) reports (in such detail) as are required to be provided to shareholders by the CFTC and the NFA. Monthly reports will contain certain unaudited financial information regarding a Fund, including the Fund’s NAV, and annual reports will contain financial statements prepared by the Sponsor and audited by an independent registered public accounting firm designated by the Sponsor. The Sponsor will furnish to Fund shareholders any other reports or information which the Sponsor, in its discretion, determines to be necessary or appropriate. In addition, it is expected that the Trust will be required under SEC rules to file quarterly and annual reports with the SEC, which need not be sent to Fund shareholders directly but will be publicly available through the SEC. The Trust will post the same information that would otherwise be provided in the Trust’s CFTC, NFA and SEC reports on the Trust’s website.

Fiscal Year

The fiscal year of the Fund is the calendar year. The Sponsor may select an alternate fiscal year.

Governing Law; Consent to Delaware Jurisdiction

The rights of The Sponsor, the Trust, the Fund, DTC (as registered owner of the Fund’s global certificate for shares) and the shareholders are governed by the laws of the State of Delaware. The Sponsor, the Trust, the Fund and DTC and, by accepting shares, each DTC Participant and each shareholder, consent to the exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over The Sponsor, the Trust or the Fund.

Legal Matters

Litigation and Claims

Within the past 5 years of the date of this prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or the Fund, or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

Vedder Price P.C. has advised the Sponsor in connection with the Shares being offered. Vedder Price P.C. also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust and the Fund. Certain opinions of counsel will be filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

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Experts

The combined financial statements of Bitwise ETF Trust, the individual financial statement of the Fund, will be included herein in reliance on the report of an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Material Contracts

Administrative Agency Agreement

[To be provided by subsequent amendment.]

Custodian Agreement

[To be provided by subsequent amendment.]

Distribution Agreement

[To be provided by subsequent amendment.]

Futures Account Agreement

[To be provided by subsequent amendment.]

Purchases By Employee Benefit Plans

[To be added by subsequent amendment.]

Additional Information About the Index and the Fund’s Trading Program

[To be added by subsequent amendment.]

Information You Should Know

This prospectus contains information you should consider when making an investment decision about the shares. You should rely only on the information contained in this prospectus or any applicable prospectus supplement. None of the Trust, the Fund or the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the shares in any jurisdiction where the offer or sale of the shares is not permitted.

The information contained in this prospectus was obtained from us and other sources we believe to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this “prospectus,” we are referring to this prospectus and (if applicable) the relevant prospectus supplement.

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You should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

Summary of Promotional and Sales Material

The Fund expects to use the following sales material it has prepared:

●	the Fund’s website, www.bitwiseinvestments.com;and

●	the Fund Fact Sheet found on the Fund’s website.

The materials described above are not a part of this prospectus or the registration statement of which this prospectus is a part.

FUTURES CONTRACTS AND CRYPTOCURRENCY SWAPS

REGULATORY CONSIDERATIONS

U.S. Derivatives Exchanges

Derivatives exchanges, including swap execution facilities that are required under the Dodd-Frank Act, provide centralized market facilities for trading derivatives in which multiple persons have the ability to execute or trade contracts by accepting bids and offers from multiple participants. Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board Options Exchange (“CBOE”) (which includes the CFE), the Chicago Mercantile Exchange (“CME”) (which includes, among others, the Chicago Board of Trade (“CBOT”) and the NYMEX) and the Intercontinental Exchange (“ICE”)).

Each derivatives exchange in the United States has an associated “clearing house.” Clearing houses provide services designed to transfer credit risk and ensure the integrity of trades. Once trades between members of an exchange have been confirmed and/or cleared, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute. This fund acts as an emergency buffer which is intended to enable the clearing house to meet its obligations with regard to the other side of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, members effecting derivatives transactions on an organized exchange or clearing an OTC derivatives transaction through a clearing house do not bear the risk of the insolvency of the party on the opposite side of the trade; their credit risk is limited to the respective solvencies of their commodity broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

If the Fund decides to execute derivatives transactions through such derivatives exchanges—and especially if it decides to become a direct member of one or more exchanges or swap execution facilities—the Fund would be subject to the rules of the exchange or swap executive facility, which would bring additional risks and liabilities, and potential additional regulatory requirements.

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Regulations

Derivatives exchanges in the United States are subject to regulation under the CEA, by the CFTC, the governmental agency having responsibility for regulation of derivatives exchanges and trading on those exchanges. Following the adoption of the Dodd-Frank Act, the CFTC also has authority to regulate OTC derivatives markets, including certain OTC foreign exchange markets.

The CFTC has exclusive authority to designate exchanges for the trading of specific futures contracts, and options on futures contracts and to prescribe rules and regulations of the marketing of each. The CFTC also regulates the activities of “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator, such as the Sponsor, to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend, modify or terminate the registration of any registrant for failure to comply with CFTC rules or regulations. Suspension, restriction or termination of the Sponsor’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Funds. If the Sponsor were unable to provide services and/or advice to the Funds, the Funds would be unable to pursue their investment objectives unless and until the Sponsor’s ability to provide services and advice to the Funds was reinstated or a replacement for the Sponsor as commodity pool operator could be found. Such an event could result in termination of the Funds.

The CEA requires all FCMs to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC.

The CEA also gives the states certain powers to enforce its provisions and the regulations of the CFTC. Under certain circumstances, the CEA grants shareholders the right to institute a reparation proceeding before the CFTC against the Sponsor (as a registered commodity pool operator), an FCM, as well as those of their respective employees who are required to be registered under the CEA. Shareholders may also be able to maintain a private right of action for certain violations of the CEA.

Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. At the present time, the NFA is the only self-regulatory organization for commodities professionals other than exchanges. As such, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals that do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity pool operators, FCMs, swap dealers, commodity trading advisors, introducing brokers and their respective associated persons and floor brokers. The Sponsor intends to be a member of the NFA (the Fund itself is not required to become a member of the NFA). As an NFA member, the Sponsor is subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. The CFTC is prohibited by statute from regulating trading on foreign commodity exchanges and markets.

The CEA and CFTC regulations prohibit market abuse and generally require that all futures exchange-based trading be conducted in compliance with rules designed to ensure the integrity of market prices and without any intent to manipulate prices. CFTC regulations and futures exchange rules also impose limits on the size of the positions that a person may hold or control as well as standards for aggregating certain positions. The rules of the CFTC and the futures exchanges also authorize special emergency actions to halt, suspend or limit trading overall or to restrict, halt, suspend or limit the trading of an individual trader or to otherwise impose special reporting or margin requirements.

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The Fund’s investments in Futures Contracts and Cryptocurrency Swaps will be subject to regulation under the CEA and traded pursuant to CFTC and applicable exchange regulations.

Daily Limits

Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the cases of swap agreements) limit the amount of fluctuation in some futures contract or options on futures contract prices during a single day by regulations. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” Once the daily limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit.

Margin

“Initial” or “original” margin is the minimum amount of funds that a counterparty to a cleared derivatives contract must deposit with their commodity broker in order to establish an open position. Maintenance margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin so as to maintain open positions. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures contracts he purchases or sells. The minimum amount of margin required in connection with a particular futures contract is set by the exchange on which such contract is traded and is subject to change at any time during the term of the contract. Brokerage firms carrying accounts for traders in futures contracts may not accept lower, and may require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.

Margin requirements are computed each day by a commodity broker and the relevant exchange. At the close of each trading day, each open futures contract is marked to market, that is, the gain or loss on the position is calculated from the prior day’s close. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the customer’s position.

Intellectual Property

The Sponsor owns trademark registrations for the Fund. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

The Sponsor also owns trademark registrations for the Sponsor. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

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Where You Can Find More Information

The Trust has filed on behalf of the Fund a registration statement on Form S-1 with the SEC under the 1933 Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust, the Fund or the shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address.

Information about the Trust, the Fund and the shares can also be obtained from the Fund’s website, which is [                          ]. The Fund’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act. The Sponsor will file an updated prospectus annually on behalf of the Trust and the Fund pursuant to the requirements of the 1933 Act.

The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, DC 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

Statement Regarding Forward-Looking Statements

This prospectus includes “forward-looking statements” which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the cryptocurrencies markets and indexes that track such movements, the Fund’s operations, the Sponsor ‘s plans and references to the Fund’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Fund’s operations or the value of its shares.

Privacy Policy

The Fund and the Sponsor may collect or have access to certain nonpublic personal information about current and former investors. Nonpublic personal information may include information received from investors, such as an investor’s name, social security number and address, as well as information received from brokerage firms about investor holdings and transactions in shares of the Fund.

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The Fund and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Fund and the Sponsor restrict access to the nonpublic personal information they collect about investors to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to investors.

The Fund and the Sponsor maintain safeguards that comply with federal law to protect investors’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor.

Third-party service providers with whom the Fund and the Sponsor share nonpublic personal information about investors must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of the Sponsor ‘s current Privacy Policy, which is applicable to the Fund, is provided to investors annually and is also available at [                               ].

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APPENDIX A

Glossary of Defined Terms

[To be updated as necessary]

In this prospectus, each of the following terms have the meanings set forth after such term:

1933 Act: The Securities Act of 1933.

1940 Act: Investment Company Act of 1940.

Administrator: [To be provided by subsequent amendment]

Authorized Participant: One that purchases or redeems Creation Baskets or Redemption Baskets, respectively, from or to the Fund.

Futures Contracts: The futures contracts that at any given time make up the Index.

Business Day: Any day other than a day when the Exchange, the NYMEX, the New York Stock Exchange, or any of the Futures Exchanges upon which a Futures Contract is traded is closed for regular trading.

CBOT: Chicago Board of Trade.

CEA: Commodity Exchange Act.

CFTC: Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

CME: Chicago Mercantile Exchange.

Code: Internal Revenue Code.

COMEX: Commodity Exchange, Inc.

Commodity Pool: An enterprise in which several individuals contribute funds in order to trade futures contracts or options on futures contracts collectively.

Commodity Pool Operator or CPO: Any person engaged in a business which is of the nature of an investment trust, syndicate, or similar enterprise, and who, in connection therewith, solicits, accepts, or receives from others, funds, securities, or property, either directly or through capital contributions, the sale of stock or other forms of securities, or otherwise, for the purpose of trading in any commodity for future delivery or commodity option on or subject to the rules of any contract market.

Commodity Trading Advisor or CTA: Subject to certain exceptions set forth in the Commodity Exchange Act, any person who for compensation or profit, (i) engages in the business of advising others, either directly or through publications, writings, or electronic media, as to the value of or the advisability of trading in any commodity for future delivery or commodity option on or subject to the rules of any contract market, or (ii) as part of a regular business, issues or promulgates analyses or reports concerning any of the activities referred to in (i).

Creation Basket: A block of 10,000 shares used by the Fund to issue shares.

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Creation Basket Deposit: the total deposit required to create each basket.

Custodian: [To be provided by subsequent amendment]

DCM: designated contract market.

DTC: The Depository Trust Company. DTC will act as the securities depository for the shares.

ECI: income that is effectively connected with the conduct of a U.S. trade or business.

ERISA: Employee Retirement Income Security Act of 1974.

DTC Participant: An entity that has an account with DTC.

Exchange: [To be provided by subsequent amendment]

Exchange Act: The Securities Exchange Act of 1934.

FCM: Futures Commission Merchant.

FINRA: Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers.

Futures Contracts: Futures contracts for cryptocurrencies that are traded on the Chicago Board of Trade and Chicago Mercantile Exchange or on other foreign exchanges.

Futures Exchanges: Chicago Board of Trade and Chicago Mercantile Exchange or on other foreign exchanges.

Indirect Participants: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

IRA: individual retirement account.

IRS: U.S. Internal Revenue Service.

Margin: The amount of equity required for an investment in futures contracts.

Marketing Agent: [To be provided by subsequent amendment]

NAV: Net asset value of the Fund.

NFA: National Futures Association.

NYMEX: New York Mercantile Exchange.

Option: The right, but not the obligation, to buy or sell a futures contract or forward contract at a specified price on or before a specified date.

Cryptocurrency Swaps: Cryptocurrency Swaps such as cash-settled options on futures contracts, forward contracts relating to cryptocurrencies, cleared swap contracts and OTC transactions that are based on the price of cryptocurrencies, futures contracts and indices based on the foregoing.

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OTC Derivative: A financial contract, whose value is designed to track the return on stocks, bonds, currencies, cryptocurrencies, or some other benchmark, that is traded OTC or off organized exchanges.

Position Limit Rules: CFTC’s proposed limits on speculative positions in certain physical commodity futures and option contracts and swaps that are economically equivalent to such contracts in the agriculture, energy and metals markets and rules addressing the circumstances under which market participants would be required to aggregate their positions with other persons under common ownership or control.

Redemption Basket: A block of 10,000 shares used by the Fund to redeem shares.

Redemption Order Date: the date a redemption order is received in satisfactory form and approved by the Marketing Agent.

Register: the record of all Shareholders and holders of the shares in certificated form kept by the Administrator.

The Index: The HOLD 10 Index, owned and maintained by Bitwise Index Services, LLC.

SEC: Securities and Exchange Commission.

Secondary Market: The stock exchanges and the OTC market. Securities are first issued as a primary offering to the public. When the securities are traded from that first holder to another, the issues trade in these secondary markets.

Shares: Common shares representing fractional undivided beneficial interests in the Fund.

SEF: A swap execution facility.

Shareholders: Holders of shares.

Swap Contract: Swap transactions generally involve contracts between two parties to exchange a stream of payments computed by reference to a notional amount and the price of the asset that is the subject of the swap. Swap transactions that are not cleared through central counterparties are called “uncleared” or OTC swaps.

Tracking Error: Possibility that the daily NAV of the Fund will not track the Index.

Treasuries: Obligations of the U.S. government with remaining maturities of 2 years or less.

Trust: Bitwise ETF Trust

Trust Agreement: Declaration of Trust and Trust Agreement of Bitwise ETF Trust

The Sponsor: Bitwise Investment Advisers, LLC, a Delaware limited liability company, which is registered as a Commodity Pool Operator, who controls the investments and other decisions of the Fund.

The Fund: The Bitwise HOLD 10 Cryptocurrency Index Fund.

Valuation Day: Any day as of which the Fund calculates its per share NAV.

You: The owner or holder of shares.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the Shares pursuant to the prospectus contained in this registration statement.

SEC registration fee (actual)	$	[ ]	*
Listing fee (actual)	$	[ ]	*
Auditor’s fees and expenses	$	[ ]	*
Legal fees and expenses	$	[ ]	*
Printing expenses	$	[ ]	*
Miscellaneous expenses	$	[ ]	*
Total	$	[ ]	*

* To be provided by amendment.

Item 14. Indemnification of Directors and Officers.

The Trust Agreement provides that the Sponsor, its members, managers, directors, officers, employees, affiliates and subsidiaries (each, a “Sponsor Indemnified Party”) shall be indemnified from the Trust and held harmless against any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust Agreement and each other agreement entered into by the Sponsor, in furtherance of the administration of the Trust or any actions taken in accordance with the provisions of the Trust Agreement incurred without (i) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such Sponsor Indemnified Party in connection with the performance of its obligations under the Trust Agreement or any such other agreement or any actions taken in accordance with the provisions of the Trust Agreement or any such other agreement or (ii) reckless disregard on the part of such Sponsor Indemnified Party of its obligations and duties under the Trust Agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such Sponsor Indemnified Party in defending itself against any claim or liability in its capacity as Sponsor.

Item 15. Recent Sales of Unregistered Securities.

None.

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Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibit.

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which is incorporated herein by reference.

(b)	Financial Statement Schedules. Not applicable.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that: (1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California, on July 24, 2018.

Bitwise Investment Advisers, LLC
Sponsor of the Bitwise ETF Trust

By:	/s/ Hunter Horsley
Name:	Hunter Horsley
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Title	Date

/s/ Hunter Horsley
Hunter Horsley	Chief Executive Officer	July 24, 2018
(Principal Executive Officer)

/s/ Paul (“Teddy”) Fusaro
Paul (“Teddy”) Fusaro	Chief Operating Officer (Principal Financial Officer and Principal Accounting Officer)	July 24, 2018

* The registrant will be a trust and the persons are signing in their capacities as officers of Bitwise Investment Advisers, LLC, the Sponsor of the registrant.

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EXHIBIT INDEX

Exhibit No.	Exhibit Description
3.1	Form of Declaration of Trust and Trust Agreement
3.2	Form of Certificate of Trust
5.1	Opinion of Vedder Price P.C. as to legality*
8.1	Opinion of Vedder Price P.C. as to tax matters*
10.1	Form of Initial Authorized Purchaser Agreement*
10.2	Form of Marketing Agreement*
10.3	Form of Custodian Agreement*
10.4	Form of Administration Agreement*
23.1	Consent of Independent Registered Public Accounting Firm*
23.2	Consent of Vedder Price P.C. (included in Exhibits 5.1 and 8.1) *

* To be filed by amendment.

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